Exhibit 4(e)(2)


                            PARTICIPATION AGREEMENT

                (FEDERAL EXPRESS CORPORATION TRUST NO. N_____)

                       Dated as of _______________, 199_

                                     among

                         FEDERAL EXPRESS CORPORATION,
                                    Lessee

                           ________________________,
                               Owner Participant

                           ________________________,
                        Not in Its Individual Capacity
                         Except as Otherwise Expressly
                Set Forth Herein, but Solely as Owner Trustee,
                                 Owner Trustee

                           ________________________,
                               Indenture Trustee

                                      and

                           ________________________,
                             Pass Through Trustee

                        ______________________________

             LEVERAGED LEASE OF ONE [MANUFACTURER/MODEL] AIRCRAFT
                  SERIAL NO. ______, REGISTRATION NO. ______


                               TABLE OF CONTENTS

                                                                          Page

Initial Recitals...........................................................  1

                                   ARTICLE 1

                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                     ISSUANCE AND PURCHASE OF CERTIFICATES

   Section 2.01.  Transfer of Funds........................................  3
   Section 2.02.  Certificates.............................................  4
   Section 2.03.  Owner Participant's Instructions to Owner Trustee........  4
   Section 2.04.  Pre-Delivery Date Adjustments to Basic Rent, Stipulated
                    Loss Values and Termination Values.....................  4

                                   ARTICLE 3

                 PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                             DELIVERY OF AIRCRAFT

   Section 3.01.  Lessee's Notice of Delivery Date.........................  5
   Section 3.02.  Commitments to Participate in Purchase Price.............  5
   Section 3.03.  Owner Participant's Instructions to Owner Trustee........  7
   Section 3.04.  Transaction Costs........................................  8
   Section 3.05.  Postponement of Delivery Date............................  8
   Section 3.06.  Closing.................................................. 10

                                   ARTICLE 4

                             CONDITIONS PRECEDENT

   Section 4.01.  Conditions Precedent (Certificate Closing Date).......... 10
   Section 4.02.  Conditions Precedent (Delivery Date)..................... 16
   Section 4.03.  Opinion of Special Aviation Counsel...................... 22
   Section 4.04.  Conditions Precedent to Lessee's Obligations............. 22

                                   ARTICLE 5

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 5.01.  Lessee's Representations and Warranties.................. 22
   Section 5.02.  Intentionally Left Blank................................. 27
   Section 5.03.  Certain Covenants of Lessee.. ........................... 27
   Section 5.04.  Survival of Representations and Warranties............... 32

                                   ARTICLE 6

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

   Section 6.01.  Acquisitions and Offerings of Participations............. 32
   Section 6.02.  Citizenship.............................................. 32
   Section 6.03.  Representations, Warranties and Covenants of Owner
                    Participant............................................ 33
   Section 6.04.  Representations and Warranties of Owner Trustee.......... 36
   Section 6.05.  Representations and Warranties of the Indenture Trustee.. 38
   Section 6.06.  Intentionally Left Blank................................. 40
   Section 6.07.  Indenture Trustee's Notice of Default.................... 40
   Section 6.08.  Releases from Indenture.................................. 40
   Section 6.09.  Covenant of Quiet Enjoyment.............................. 40
   Section 6.10.  Survival of Representations, Warranties and Covenants.... 40
   Section 6.11.  Lessee's Assumption of the Certificates.................. 40
   Section 6.12.  Indebtedness of Owner Trustee............................ 42
   Section 6.13.  Pass Through Trustee Representations and Warranties...... 42

                                   ARTICLE 7

                                     TAXES

   Section 7.01.  Lessee's Obligation to Pay Taxes......................... 43
   Section 7.02.  After-Tax Basis.......................................... 46
   Section 7.03.  Time of Payment.......................................... 46
   Section 7.04.  Contests................................................. 47
   Section 7.05.  Refunds.................................................. 48
   Section 7.06.  Lessee's Reports......................................... 48
   Section 7.07.  Survival of Obligations.................................. 49
   Section 7.08.  Property Taxes........................................... 49

                                   ARTICLE 8

                               GENERAL INDEMNITY

   Section 8.01.  Generally................................................ 49
   Section 8.02.  After-Tax Basis.......................................... 52
   Section 8.03.  Subrogation.............................................. 53
   Section 8.04.  Notice and Payment....................................... 53
   Section 8.05.  Refunds.................................................. 53
   Section 8.06.  Defense of Claims........................................ 54
   Section 8.07.  Survival of Obligations.................................. 54

                                   ARTICLE 9

                               TRANSACTION COSTS

   Section 9.01.  Transaction Costs and Other Costs........................ 54

                                  ARTICLE 10

                            SUCCESSOR OWNER TRUSTEE

   Section 10.01.  Appointment of Successor Owner Trustee.................. 56

                                  ARTICLE 11

                       LIABILITIES AND INTERESTS OF THE
                 OWNER PARTICIPANT AND EACH CERTIFICATEHOLDER

   Section 11.01.  Liabilities of the Owner Participant.................... 58
   Section 11.02.  Interest of Holders of Certificates..................... 58

                                  ARTICLE 12

                                OTHER DOCUMENTS

   Section 12.01.  Consent of Lessee to Other Documents.................... 58
   Section 12.02.  Further Assurances...................................... 59

                                  ARTICLE 13

                                    NOTICES

   Section 13.01.  Notices................................................. 59

                                  ARTICLE 14

                                  REFINANCING

   Section 14.01.  Refinancing............................................. 60

                                    ARTICLE 15

                                  MISCELLANEOUS

   Section 15.01.  Owner for Federal Tax Purposes.......................... 62
   Section 15.02.  Collateral Account...................................... 63
   Section 15.03.  Counterparts............................................ 63
   Section 15.04.  No Oral Modifications................................... 63
   Section 15.05.  Captions................................................ 64
   Section 15.06.  Successors and Assigns.................................. 64
   Section 15.07.  Concerning the Owner Trustee, Pass Through Trustee and
                     Indenture Trustee..................................... 64
   Section 15.08.  Severability............................................ 64
   Section 15.09.  Public Release of Information........................... 65
   Section 15.10.  Certain Limitations on Reorganization................... 65
   Section 15.11.  Governing Law........................................... 65
   Section 15.12.  Section 1110 Compliance................................. 65
   Section 15.13.  Authorization to Owner Trustee.......................... 65

                                  ARTICLE 16

                                CONFIDENTIALITY

   Section 16.01.  Confidentiality......................................... 66

SCHEDULE I             Debt Portion and Owner Participant Amount
SCHEDULE II            Definitions
SCHEDULE III           Permitted Country List
SCHEDULE IV            Pass Through Trust Information

EXHIBIT A(1)(a)(i)     Opinion of Lessee's Counsel
                       (Certificate Closing Date)
EXHIBIT A(1)(a)(ii)    Opinion of Lessee's Counsel
                       (Delivery Date)
EXHIBIT A(1)(b)(i)     Opinion of Lessee's Special Counsel
                       (Certificate Closing Date)
EXHIBIT A(1)(b)(ii)    Opinion of Lessee's Special Counsel
                       (Delivery Date)
EXHIBIT A(2)(a)        Opinion of Owner Participant's Special Counsel
EXHIBIT A(2)(b)        Opinion of Owner Participant's Counsel
EXHIBIT A(3)           Opinion of Indenture Trustee's Special Counsel
EXHIBIT A(4)(a)        Opinion of Owner Trustee's Special Counsel
                       (Certificate Closing Date)
EXHIBIT A(4)(b)        Opinion of Owner Trustee's Special Counsel
                       (Delivery Date)
EXHIBIT A(5)           Opinion of Pass Through Trustee's Special Counsel
EXHIBIT A(6)           Opinion of Engine Manufacturer's Counsel
EXHIBIT A(7)           Opinion of Manufacturer's Counsel
EXHIBIT A(8)           Opinion of Special Aviation Counsel
EXHIBIT B              Form of Lease Agreement
EXHIBIT C              Form of Indenture
EXHIBIT D              Form of Trust Agreement
EXHIBIT E              Form of Purchase Agreement Assignment, Consent and
                       Agreement and Engine Consent and Agreement


                            PARTICIPATION AGREEMENT
                (FEDERAL EXPRESS CORPORATION TRUST NO. N_____)

         This PARTICIPATION AGREEMENT (FEDERAL EXPRESS CORPORATION TRUST NO. N_____) is entered into as of _______________, 199_ (the "Participation Agreement" or "Agreement"), by and among FEDERAL EXPRESS CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, the "Lessee"), ________________________, a ________________________
(herein, together with its successors and permitted assigns, the "Owner Participant"), ________________________, a ________________________, not in
its individual capacity, except as otherwise expressly stated herein, but solely as owner trustee under the Trust Agreement referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Owner Trustee"), ________________________, a ________________________, not in
its individual capacity, except as otherwise expressly stated herein, but solely as indenture trustee under the Indenture referred to below (in such capacity as trustee, together with its successors and permitted assigns, the "Indenture Trustee") and ________________________, a ________________________,
not in its individual capacity, except as otherwise expressly stated herein, but solely as pass through trustee (in such capacity as trustee, together with its successors and permitted assigns, the "Pass Through Trustee").


                             W I T N E S S E T H :


         WHEREAS, capitalized terms used but not defined in the Recitals shall have the respective meanings set forth or referred to below;

         WHEREAS, the Owner Participant has entered into the Trust Agreement with the Owner Trustee in its individual capacity, substantially in the form of Exhibit D hereto, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Lessor's Estate for the benefit of the Owner Participant on the terms specified in the Trust Agreement, subject to the Lien of the Indenture.

         WHEREAS, on the Pass Through Closing Date, a closing will occur with respect to the public offering of Pass Through Certificates issued by each Pass Through Trust, an allocable amount of the proceeds of which offering will be used by the Pass Through Trustee to purchase for each such Pass Through Trust the Certificates of the interest rate and Maturity applicable thereto.

         WHEREAS, concurrently with the execution and delivery hereof, the Owner Trustee and the Indenture Trustee are entering into the Indenture for the benefit of the Pass Through Trustee, pursuant to which the Owner Trustee is issuing the Certificates to the Pass Through Trustee as evidence of the loans made by the Pass Through Trustee to the Owner Trustee, the proceeds of which loans will be deposited by the Owner Trustee in the Collateral Account.

         WHEREAS, prior to the Delivery Date, the Certificates will be secured by the Liquid Collateral.

         WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee will be authorized and directed by the Owner Participant:

         (a)   on the Delivery Date, to purchase the Aircraft from the Lessee;

         (b) on the Certificate Closing Date, to execute and deliver the Lease substantially in the form of Exhibit B hereto, pursuant to which, subject to the terms and conditions set forth in said Lease, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date, such lease to be effected by the execution and delivery of a Lease Supplement, in the form of Exhibit A to the Lease, covering the Aircraft and incorporating by reference all of the terms of the Lease;

         (c) on the Certificate Closing Date, to execute and deliver the Indenture, substantially in the form of Exhibit C hereto, for the benefit of the Holders from time to time of the Certificates, pursuant to which the Owner Trustee agrees, among other things, (A) to deposit, mortgage and pledge with the Indenture Trustee, as part of the Trust Indenture Estate, all of the Lessor's Estate but not Excepted Payments, (B) on the Certificate Closing Date, to issue Certificates substantially in the form set forth in Exhibit B to the Indenture, the proceeds of the sale of which will be held by the Owner Trustee in the Collateral Account until released on the Delivery Date for use by the Owner Trustee (or, in certain circumstances, the Lessee) towards payment of the Purchase Price for the Aircraft, and (C) on the Delivery Date, to execute and deliver the Indenture and Security Agreement Supplement, substantially in the form of Exhibit A to the Indenture, covering the Aircraft and supplementing the Indenture; and

         (d) on the Certificate Closing Date, to execute and deliver the Purchase Agreement Assignment, whereby the Lessee assigns to the Owner Trustee certain of the Lessee's rights and interests under the Purchase Agreement to the extent that the same relate to the Aircraft (except to the extent reserved in said Purchase Agreement Assignment), which Purchase Agreement Assignment is to include as an annex a Consent and Agreement executed by the Manufacturer and an Engine Consent and Agreement executed by the Engine Manufacturer, said Purchase Agreement Assignment, Consent and Agreement and Engine Consent and Agreement to be substantially in the form of Exhibit E hereto.

         WHEREAS, on the Delivery Date pursuant to and subject to the terms and conditions of this Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement and the Bills of Sale, the Owner Trustee will purchase, and receive title to, the Aircraft from the Lessee and lease the Aircraft to the Lessee pursuant to the Lease (or, in certain, circumstances, the Lessee will purchase the Aircraft).

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

         Unless the context otherwise requires, the terms defined in Schedule II hereto are incorporated herein for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms so defined.


                                   ARTICLE 2

                    ISSUANCE OF PASS THROUGH CERTIFICATES;
                     ISSUANCE AND PURCHASE OF CERTIFICATES

         Section 2.01.  Transfer of Funds.

         (a) On or before the Pass Through Closing Date, the Pass Through Trustee and the Lessee, in accordance with the Pass Through Agreement, shall enter into the Series Supplements, and, subject to the terms and conditions set forth therein, on the Pass Through Closing Date (i) the Lessee shall direct the Underwriters to execute a wire transfer or intra-bank transfer to the Pass Through Trustee in the amount of the total proceeds payable pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the Pass Through Certificates to the Underwriters upon receipt by the Pass Through Trustee of such proceeds.

         (b) Subject to the satisfaction or waiver of the conditions set forth herein, on the Certificate Closing Date, on behalf of each Pass Through Trust, from an allocable amount of the proceeds of the sale of the related Pass Through Certificates, the Pass Through Trustee shall purchase the Certificates specified for such Pass Through Trust on Schedule IV hereto. For each Pass Through Trust, the Pass Through Trustee shall pay an amount equal to the principal amount of Certificates of the Maturity and having the interest rate that relates to such Pass Through Trust, which amounts in the aggregate shall equal the aggregate principal amount of the Certificates as specified in
Section 2.04 of the Indenture. The aggregate amount payable by the Pass Through Trustee pursuant to this Section 2.01(b) shall be payable by wire transfer or intra-bank transfer to the Indenture Trustee on behalf of the Owner Trustee.

         (c) On the Certificate Closing Date, the Indenture Trustee shall, on behalf of the Owner Trustee, deposit, by wire transfer or intra-bank transfer, the amounts received by it pursuant to Section 2.01(b) hereof in the Collateral Account pursuant to the Indenture.

         (d) On the Certificate Closing Date concurrently with the events specified in Section 2.01(b) hereof, the parties hereto shall execute and deliver, to the extent they are parties thereto, and consent to the execution and delivery of (if they are not parties thereto), the Lease, the Indenture and the Trust Agreement, and the other documents listed in Section 4.01(d) hereof, and the Owner Trustee shall execute and deliver to the Indenture Trustee for authentication, and the Indenture Trustee shall authenticate and deliver to the Pass Through Trustee, upon the request of the Owner Trustee, the Certificates as provided in Section 2.02 hereof.

         (e) The Closings shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

         Section 2.02. Certificates. Subject to the satisfaction or waiver of the conditions set forth herein, on the Certificate Closing Date, the Owner Participant will instruct the Owner Trustee to execute and deliver to the Indenture Trustee, and the Indenture Trustee shall authenticate and deliver, upon the request of the Owner Trustee, to the Pass Through Trustee for each Pass Through Trust, the Certificates specified for such Pass Through Trust on
Schedule IV attached hereto, which (i) shall be issued in the principal amount and in the Maturity set forth for such Certificate in Schedule IV hereto, (ii) shall bear interest at the interest rate set forth for such Certificate in
Schedule IV hereto, (iii) shall be issued in such form and on such terms as are specified in the Indenture, (iv) shall be dated and authenticated on the Certificate Closing Date and shall bear interest from the Certificate Closing Date and (v) shall be registered in the name of the Pass Through Trustee on behalf of such Pass Through Trust.

         Section 2.03. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the issuance of Certificates in accordance with the terms hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the action specified in Section 1.01 (other than clauses (a) and (c)) of the Trust Agreement and confirmation that all conditions to closing in respect of the Certificate Closing Date set forth in Section 4.01 (but not Section 4.02) hereof were either met to the satisfaction of the Owner Participant or, if not so met, were in any event waived by it.

         Section 2.04. Pre-Delivery Date Adjustments to Basic Rent, Stipulated Loss Values and Termination Values. On or prior to the Delivery Date, the percentages for Basic Rent referred to in Schedule II of the Lease and the percentages for Stipulated Loss Value and Termination Value in
Schedule III and Schedule IV, respectively, of the Lease shall be adjusted (upward or downward), subject to the procedures set forth in Section 3.04 of the Lease and the minimum values established by Section 3.05 of the Lease and the definitions of Stipulated Loss Value and Termination Value, to reflect changes in the pricing assumptions with respect to (i) the Delivery Date being other than _______________, ____, (ii) a different rate of interest or amortization schedule assumed by the Owner Participant in calculating such percentages from that assumed by the Owner Participant in originally calculating such percentages, (iii) Transaction Costs being other than as assumed in Section 10.01 hereof, (iv) any change in the length of the Interim Term or the Basic Term and (v) a Change in Tax Law which occurs after the date of the execution of this Agreement but on or prior to the Delivery Date. Notwithstanding anything herein to the contrary, the Lessee shall have no obligation to enter into the transaction contemplated by this Agreement other than with respect to Transaction Costs as described in Section 2.03 below and its obligation to purchase the Aircraft as provided in Section 3.05(a) hereof if, as a result of a Change in Tax Law after the date of execution of this Agreement but on or prior to the Delivery Date, the Net Present Value of Rents is increased by 150 basis points or more.


                                   ARTICLE 3

                 PARTICIPATION IN INVESTMENT ON DELIVERY DATE;
                             DELIVERY OF AIRCRAFT

         Section 3.01. Lessee's Notice of Delivery Date. The Lessee agrees to give the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee at least three (3) Business Days' written or facsimile notice prior to the Delivery Date (which notice shall be effective only if received not later than 10:00 a.m. (New York City time) on the date that is at least three (3) Business Days prior to the Delivery Date), which Delivery Notice shall specify the amount of the Purchase Price, the amount of the Owner Participant's Commitment, the Debt Portion, the Delivery Date for the Aircraft, the serial number of the Airframe and each Engine, and the Aeronautics Authority registration number for the Aircraft.

         Section 3.02. Commitments to Participate in Purchase Price. (a) Participation in Purchase Price. Subject to the terms and conditions of this Agreement, on the Delivery Date, (i) the Indenture Trustee agrees to release the Debt Portion or such lesser amount as may then be held in the Collateral Account together with the Lessee Shortfall (as defined in clause (iii) below), if any, to the Owner Trustee for application to the Purchase Price as provided below, (ii) the Owner Participant agrees to participate in the Lessor's payment of the Purchase Price by making an investment in the beneficial ownership of the Lessor's Estate in an amount equal to the amount set forth in
Schedule I hereto, (iii) the Lessee agrees to pay to the Indenture Trustee the excess, if any, of (I) the Debt Portion over (II) the amount as may then be held in the Collateral Account (the "Lessee Shortfall") as provided in Section 15.02(a) hereof, and (iv) the Lessee shall sell the Aircraft to the Owner Trustee and the Owner Trustee shall immediately thereafter lease the Aircraft to the Lessee pursuant to the Lease. In consideration for the transfer of ownership and title to the Owner Trustee, the following cash payments will be made by wire transfer of immediately available funds on the Delivery Date:
(A) by the Owner Trustee to the Lessee, an amount equal to the Purchase Price as set forth in Schedule I hereto, as evidenced by the Invoice and (B) by the Indenture Trustee, on behalf of the Owner Trustee, to the Lessee the excess of any amounts as may then be held in the Collateral Account over the Debt Portion.

         (b) Payment of Commitment. The Owner Participant agrees, subject to the terms and conditions of this Agreement, to make the amount of its Commitment available to the Owner Trustee on the Delivery Date specified in the Delivery Notice pursuant to Section 3.03 hereof by wire transfer, initiated by 9:00 a.m. (New York City time on such day) of such amount in immediately available funds, to the Owner Trustee for deposit in its account at __________________________________, ABA No. _________, Account Number
________, Attention:  _________________, Reference _______________.  The
amount of the Owner Participant's Commitment shall be held for the account of the Owner Participant by the Owner Trustee until released by the Owner Participant or its special counsel at closing or until returned to the Owner Participant in accordance with Section 3.02(c) hereof.

         (c) No Obligation to Increase Commitments; Delayed Delivery. (i) If the Indenture Trustee shall default in its obligation to make the amount of its Debt Portion available pursuant hereto, the Owner Participant shall have no obligation to make any portion of such Debt Portion available or to increase the amount of its respective Commitment, and the obligations of the Owner Participant shall remain subject to the terms and conditions of this Agreement.

         (ii) Subject to the provisions of Section 3.05 hereof, if the closing of the transactions contemplated by the Operative Agreements shall not have been consummated by 2:00 p.m. (New York City time), or such earlier time as directed by the Lessee, on the Scheduled Delivery Date, the Owner Trustee shall, if instructed in writing by the Lessee, at the risk and expense of the Lessee, use its reasonable best efforts to cause the Owner Participant's Commitment to be invested and reinvested to the extent practicable at the direction received by it from the Lessee (with a copy to the Owner Participant), at the risk of the Lessee, in Permitted Investments consisting of either commercial paper or time deposits; provided, however, that in the absence of instructions by 2:00 p.m. (New York City time) the Owner Trustee shall use its reasonable best efforts to cause such amount or the proceeds thereof to be invested and reinvested to the extent practicable in overnight Eurodollar time deposits. Earnings on any such investments shall be applied to the Lessee's payment obligations, if any, to such Owner Participant pursuant to the next succeeding paragraph, and the balance, if any, of such earnings remaining after such application shall be paid in accordance with the Lessee's written instructions.

         If for any reason (i) the Operative Agreements shall not be executed and delivered by the respective parties thereto and/or the Delayed Delivery Date shall not occur (whether by reason of a failure to meet a condition precedent thereto set forth in Article 4 hereof or otherwise) on or before the third Business Day after the Scheduled Delivery Date (or earlier if requested by the Owner Participant) or, if earlier, the Cut-Off Date, or (ii) the Lessee has notified the Owner Trustee (with a copy to the Owner Participant) prior to 2:00 p.m. (New York City time) on any date after the Scheduled Delivery Date that it does not intend to go forward to close the transactions contemplated hereby for such Delivery Date, the Owner Participant may cancel any funding arrangements made to fund its Commitment on the Scheduled Delivery Date but the Owner Participant's Commitment hereunder with respect to the Aircraft shall not be terminated thereby until the Cut-Off Date, whereupon the Owner Participant's Commitment hereunder shall terminate. On such third Business
Day (or such earlier date) or the Cut-Off Date, as the case may be, or the earliest practicable Business Day thereafter, the Owner Trustee shall return the amounts held by it hereunder to the Owner Participant, provided that the Owner Trustee shall have had a reasonable time to liquidate any Permitted Investments it has been authorized to invest in pursuant to the preceding paragraph and to obtain the proceeds therefrom in funds of the type originally received, and the Lessee shall pay interest on such funds to the Owner Participant at the Debt Rate, such interest to be payable for the period from and including such Scheduled Delivery Date to but excluding the date such funds are returned to the Owner Participant in accordance with the terms hereof; provided that if any such funds are returned to the Owner Participant after 2:00 p.m. (New York City time) on any such date, such funds shall be deemed for purposes of this paragraph to have been returned on the next succeeding Business Day.

         The Lessee shall reimburse the Owner Trustee on demand for any loss incurred by the Owner Trustee as a result of the investment of funds by the Owner Trustee in accordance with the terms of this Section 3.02(c). Further, the Lessee shall indemnify the Owner Trustee and hold it harmless from and against any cost or expense the Owner Trustee may incur as a result of any investment of funds or transfer of funds referred to herein in accordance with the terms hereof. The Owner Trustee shall not be liable for failure to invest such funds except as otherwise provided herein or for any losses incurred on such investments except for any losses arising out of its own gross negligence or willful misconduct.

         Section 3.03. Owner Participant's Instructions to Owner Trustee. The Owner Participant agrees that the release of its Commitment in accordance with the terms hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee to take the actions specified in Sections 1.01(a) and (c) of the Trust Agreement and confirmation that all conditions to closing set forth in Section 4.02 hereof were either met to the satisfaction of the Owner Participant or, if not so met, were in any event waived by it.

         Section 3.04. Transaction Costs. If the transactions contemplated by this Article 3 are consummated, as and when any portion of Transaction Costs becomes due and payable, the Owner Participant shall, as soon as practicable upon receipt of bills or invoices for the amounts payable make such payments or, if the Lessee shall have already made such payment, shall reimburse the Lessee therefor or shall, as soon as practicable, furnish the Owner Trustee funds sufficient to, and the Owner Trustee shall, as soon as practicable, make payment of such portion to the Person or Persons entitled to payment upon presentation to the Owner Trustee of bills or invoices for the amount of such payment. If such transactions are not consummated, the Lessee shall pay or cause to be paid all the Transaction Costs; provided, however that if the failure of such transactions to be consummated is due to (i) a failure of the Owner Participant to obtain investment approval to proceed with the transaction contemplated hereby, (ii) a failure to negotiate the Operative Agreements in good faith by the Owner Participant or (iii) a wrongful act by the Owner Participant, the Lessee shall have no obligation to pay those costs and expenses incurred directly by the Owner Participant in connection with the transactions contemplated by this Agreement described in Sections 9.01(a)(i) and (ix) hereof, but the Lessee shall be obligated to pay all other Transaction Costs.

         Section 3.05. Postponement of Delivery Date. (a) If the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available on the Delivery Date in accordance with the terms of
Section 3.02 hereof, the Owner Trustee will promptly give each party confirmed facsimile notice thereof and the Lessee shall postpone the Delivery Date for a period of not more than five (5) Business Days, but in no event later than the Cut-Off Date. If the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment available in accordance with the terms of Section 3.02 hereof on such postponed Delivery Date, (i) if the Owner Participant fails to make available its Commitment in breach of its obligations under this Agreement, the Lessee shall cause the Owner Participant to assign to another equity investor identified by the Lessee its interest in the Lessor's Estate pursuant to Section 6.03(d) hereof and (ii) if no such equity investor is identified, or if such equity investor fails to close such transactions, or if the Owner Participant fails to make available its Commitment for any other reason than as specified in clause (i) above, the Owner Participant's interest in the Lessor's Estate shall be automatically conveyed to the Lessee without any further action, and the parties hereto shall take such actions as may be advisable or necessary to give effect to such conveyance. From and after any such conveyance, the Owner Participant's obligations hereunder and under the other Operative Agreements shall cease. The exception to the Lessee's indemnity set forth in clause (viii) of Section 8.01(b) hereof shall not be applicable to any such conveyance other than a conveyance pursuant to clause (i) above. For the avoidance of doubt, it is understood and agreed that if for any reason other than the failure of the Manufacturer to deliver the Aircraft, the Lessee does not enter into the Lease Supplement with the Owner Trustee on or prior to the Cut-Off Date, the Indenture Trustee and the Pass Through Trustee agree that the Lessee shall purchase the Aircraft and assume all of the obligations of the Owner Trustee under the Certificates upon satisfaction of the requirements set forth in
Section 4.02 hereof, as the same may be modified by the provisions of Section
6.11 hereof and as otherwise necessary to reflect a full recourse secured aircraft financing of the Lessee. If the Lessee has identified an equity investor under the circumstances set forth in clause (i) above, the Owner Participant agrees to assign its interest in the Lessor's Estate as provided in said clause (i). In case of any such conveyance pursuant to said clause
(i) (but subject to the satisfaction of the conditions precedent specified herein), the Indenture Trustee shall release the Debt Portion or such lesser amount as may then be held in the Collateral Account for application to the payments contemplated in the last sentence of Section 3.02(a) hereof.

         (b) Release of Obligations. If the Delivery Date has not occurred on or prior to the Cut-Off Date (i) in the case of the Indenture Trustee and the Pass Through Trustee, as a result of a failure of the Manufacturer to deliver the Aircraft, or (ii) in the case of the Owner Participant, for any reason, then, in such event, the Owner Trustee shall not purchase the Aircraft from the Manufacturer, and the parties to the Operative Agreements shall have no further obligations or liabilities under any of said Operative Agreements with respect to the Aircraft, including the obligation of the Owner Participant to participate in the payment of the Purchase Price, and such documents shall terminate and have no further force or effect with respect to the Aircraft; provided, however, that the Lessee shall provide, no later than the Cut-Off Date, notice of prepayment to the Indenture Trustee and the Certificates shall be prepaid on the 15th day following the Cut-Off Date as provided in Section 6.02(a)(vi) of the Indenture and Section 15.02(c) hereof and provided further, that (i) the Lessee's obligation to pay any Transaction Costs as provided in Section 3.04 hereof (to the extent such section is applicable) and to indemnify such parties to the extent provided in such documents, shall not be diminished or modified in any respect and (ii) the obligations of the Owner Trustee, the Indenture Trustee and the Lessee to return funds and pay interest, costs, expenses and other amounts thereon or in respect thereof as provided in Section 3.02 hereof shall continue.

         (c)  Optional Postponement.   Without limiting the provisions of
Section 3.02(c) hereof, the Scheduled Delivery Date may be postponed from time to time (but in no event shall the Delivery Date be later than the Cut-Off
Date) for any reason, other than pursuant to Section 3.05(a) hereof, if the Lessee gives the Owner Participant, the Indenture Trustee, the Owner Trustee and the Pass Through Trustee confirmed facsimile notice (or telephone notice followed by written confirmation) of such postponement and notice of the date to which the Delivery Date has been postponed, such notice of postponement to be received by each party no later than 11:00 a.m. (New York City time) on the Business Day preceding the Scheduled Delivery Date.

         Section 3.06. Closing. The closing with respect to the purchase and lease of the Aircraft on the Delivery Date shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.


                                   ARTICLE 4

                             CONDITIONS PRECEDENT

         Section 4.01. Conditions Precedent (Certificate Closing Date). The parties agree that the obligation of each of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee to participate in the transactions contemplated hereby on the Certificate Closing Date are subject to the fulfillment to the satisfaction of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (or waiver by the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee), prior to or on the Certificate Closing Date, of the following conditions precedent:

         (a) Certificates. On the Certificate Closing Date, there shall have been duly issued and delivered by the Owner Trustee to the Pass Through Trustee for each Pass Through Trust, against payment therefor the Certificates, duly authenticated dated the Certificate Closing Date and registered in the name of the Pass Through Trusts. The Pass Through Certificates shall be registered under the Securities Act, any applicable state securities laws shall have been complied with, and the Pass Through Agreement shall have been qualified under the Trust Indenture Act.

            The Pass Through Trustee shall, in accordance with Section 2.01 of the Pass Through Agreement, execute, authenticate and deliver Pass Through Certificates, dated the Certificate Closing Date and of the maturities, in the principal amounts, bearing the interest rates and of the other economic terms specified in the Series Supplements, and deliver such Pass Through Certificates to the Underwriters as specified in such request against payment by the Underwriters of an amount equal to the principal amount thereof.

         (b) Legal Investment. No change shall have occurred in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant, the Pass Through Trustee or the Indenture Trustee, would make it illegal for the Owner Participant, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances outside the control of the Owner Participant, the Pass Through Trustee or the Indenture Trustee shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Certificate Closing Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Certificate Closing Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Other Commitments; Approvals. The Underwriters shall have transferred the funds specified in Section 2.01(a) and all conditions thereunder shall have been satisfied or waived.

         (d) Documents. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to such parties (acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by each party of such documents shall have been delivered to such party or its special counsel (provided that counterpart No. 1 of the Lease shall be delivered to the Indenture Trustee):

         (i)   this Agreement;

         (ii)  the Lease;

         (iii) the Trust Agreement;

         (iv)  the Indenture;

         (v) the Tax Indemnity Agreement (to be delivered to the Lessee and the Owner Participant only);

         (vi) the Purchase Agreement together with a warranty bill of sale from the Manufacturer;

         (vii) the Purchase Agreement Assignment;

         (viii)the Consent and Agreement;

         (ix)  the Engine Consent and Agreement; and

         (x)   any Ancillary Agreements.

         (e) Financing Statements. A Uniform Commercial Code ("UCC") financing statement or statements covering all the security interests created by or pursuant to the Granting Clause of the Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places, and all other actions shall have been taken, which in the opinion of special counsel for the Pass Through Trustee or the Underwriters are necessary or desirable to perfect said security interests.

         (f) Corporate Documents. The Owner Trustee, the Indenture Trustee, the Pass Through Trustee, the Owner Participant, the Lessee and the Underwriters (acting directly or by authorization to its counsel) shall have received the following, in each case in form and substance satisfactory to it:

            (i) copies, certified by the Secretary or an Assistant Secretary of the Lessee, of the certificate of incorporation and bylaws of the Lessee and of the resolutions of the Board of Directors of the Lessee duly authorizing the execution, delivery and performance by the Lessee of this Agreement, the Lease, the Tax Indemnity Agreement, the Pass Through Agreement, the Series Supplements, the other Operative Agreements to which Lessee is or is to be a party and each other document to be executed and delivered by the Lessee in connection with the transactions contemplated hereby together with an incumbency certificate of the Lessee as to the person or persons authorized to execute and deliver said documents on behalf of the Lessee and the signatures of such person or persons;

            (ii) a copy of the articles of incorporation and bylaws and other instruments of the Owner Participant certified by the Secretary or Assistant Secretary of the Owner Participant (or other like instruments satisfactory to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee), authorizing the execution and delivery by the Owner Participant of this Agreement and the Trust Agreement, together with an incumbency certificate of the Owner Participant as to the person or persons authorized to execute and deliver said documents on behalf of the Owner Participant and the signatures of such person or persons;

            (iii) a copy of the charter and bylaws and other instruments of __________ Trust Company, certified by the Secretary or Assistant Secretary of __________ Trust Company (or other like instruments satisfactory to such Participant), authorizing the execution and delivery by __________ Trust Company or the Owner Trustee, as the case may be, of this Agreement, the Trust Agreement, the Indenture, each of the other Operative Agreements to which it is or is to be a party and the Certificates, whether in its individual capacity or as Owner Trustee, together with an incumbency certificate of __________ Trust Company as to the person or persons authorized to execute and deliver said documents on behalf of __________ Trust Company and the signatures of such person or persons;

            (iv) a copy of the charter and bylaws and other instruments of the Indenture Trustee, certified by the Secretary or Assistant Secretary of the Indenture Trustee (or other like instruments satisfactory to such Participant), authorizing the execution and delivery by the Indenture Trustee of each of this Agreement, the Indenture and the other Operative Agreements to which it is or is to be a party, together with an incumbency certificate of the Indenture Trustee as to the person or persons authorized to execute and deliver said documents on behalf of the Indenture Trustee and the signatures of such person or persons;

            (v) a copy of the articles of association and by-laws of the Pass Through Trustee certified by the Secretary or an Assistant Secretary of the Pass Through Trustee which by-laws include a provision duly authorizing the execution, delivery and performance by the Pass Through Trustee of this Participation Agreement, the Pass Through Agreement, the Series Supplements and any other document executed or authenticated by or on behalf of the Pass Through Trustee in connection with the transactions contemplated hereby, together with an incumbency certificate as to the person or persons authorized to execute and deliver such documents on behalf of the Pass Through Trustee; and

            (vi) such other documents, evidences, materials, and information with respect to the Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant as any such Person may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement.

         (g) Officer's Certificate of Lessee. On the Certificate Closing Date, the following statements shall be true, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee shall have received a certificate signed by the Assistant Treasurer or any other duly authorized officer of the Lessee, dated the Certificate Closing Date, stating that:

            (i)the representations and warranties of the Lessee contained in the Operative Agreements (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee for the quarter ending _________________; and

            (iii) no event has occurred and is continuing which constitutes an Event of Loss, a Default or an Event of Default under the Lease.

         (h) Officer's Certificate of Owner Participant. On the Certificate Closing Date, the following statements shall be true, and the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant signed by a duly authorized officer of the Owner Participant dated the Certificate Closing Date, stating that:

            (i)the representations and warranties of the Owner Participant contained in this Agreement and the Trust Agreement and in any certificate delivered pursuant hereto are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)no Lessor's Liens attributable to the Owner Participant exist;
         and

            (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or inaction on the part of the Owner Participant, an Event of Default or an Indenture Event of Default.

         (i) Other Officer's Certificates. On the Certificate Closing Date, the following statements shall be true, and the Lessee, the Owner Participant, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee, and the Indenture Trustee), the Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee, and the Owner Trustee) and the Pass Through Trustee (in the case of the Owner Participant, the Lessee, the Owner Trustee and the Indenture Trustee) signed by a duly authorized officer, dated the Certificate Closing Date, stating with respect to the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, that:

            (i)the representations and warranties of the Owner Trustee in its individual capacity and as trustee, the Pass Through Trustee in its individual capacity and as trustee and the Indenture Trustee in its individual capacity and as trustee contained in this Agreement, the Lease and in the Indenture and in any certificate delivered hereto or thereto are true and correct on and as of the Certificate Closing Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)to the best of its knowledge, no event has occurred and is continuing or would result from the purchase or lease of the Aircraft, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, an Event of Default or an Indenture Event of Default; and

            (iii) there are no Lessor's Liens attributable to ______________ or the Owner Trustee affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (j) Legal Opinions. Each party hereto (acting directly or by authorization to its special counsel) and the Underwriters shall have received from the following counsel the respective legal opinions satisfactory to it as to scope and substance (and covering such other matters as it may reasonably request) and dated the Certificate Closing
   Date:

            (i) _______________, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee, in the form of Exhibit A(1)(a)(i) hereto;

            (ii)_____________________, special counsel for the Owner Participant, in the form of Exhibit A(2)(a) hereto and _______________, Esq., general counsel for the Owner Participant, in the form of Exhibit A(2)(b) hereto;

            (iii)_____________________, special counsel for the Indenture Trustee, in the form of Exhibit A(3) hereto;

            (iv)_____________________, special counsel for the Pass Through Trustee, in the form of Exhibit A(4) hereto;

            (v) _____________________, special counsel for the Owner Trustee, in the form of Exhibit A(5)(a)(i) hereto; and

            (vi)Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b)(i) hereto.

         (k) Organizational Documents. Davis Polk & Wardwell, special counsel to Lessee, and _____________________, special counsel to the Owner Participant, shall have received copies, certified as of the Certificate Closing Date as being accurate, of the corporate organizational documents of the Lessee, the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee.

         (l) Payment of Taxes. (A) All taxes payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraph (e) of this
   Section 4.01, or in connection with the purchase of the Aircraft by the Owner Trustee and the issuance of the Certificates and the making by the Owner Participant of its equity investment and for which the Lessee is responsible hereunder shall have been duly paid or caused to be paid in full by the Lessee; (B) All sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements and for which the Lessee is responsible pursuant to Article 7 hereof shall have been duly paid in full by the Lessee other than, in the case of both clauses (A) and (B), such taxes which are being contested by the Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft.

         (m) No Indenture Event of Default. No Indenture Event of Default attributable to either ____________ or the Owner Trustee shall have occurred and be continuing.

         (n) Event of Default; Default; Event of Loss. No Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (o) Withholding Tax Certificate. The Lessee shall have received evidence that each Holder which is not a U.S. person has delivered duly executed Treasury Department Forms 4224, 1001, W-8 or W-9, as the case may be, to the Pass Through Trustee relating to all amounts payable to such Holders.

         (p) Other Agreements. The Lessee and the Pass Through Trustee shall have entered into the Pass Through Agreement and the Series Supplements, all conditions to the effectiveness of each thereof shall have been satisfied or waived and the Pass Through Certificates shall have been issued pursuant to the Series Supplements. The Lessee shall have entered into the Underwriting Agreement, all conditions to the effectiveness thereof shall have been satisfied or waived, and the Pass Through Certificates shall have been delivered pursuant to the Underwriting Agreement.

         Section 4.02. Conditions Precedent (Delivery Date). The parties agree that the obligation of each of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee to participate in the transactions contemplated hereby on the Delivery Date are subject to the fulfillment to the satisfaction of the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee (or waiver by the Owner Participant, the Owner Trustee, the Indenture Trustee or the Pass Through Trustee), prior to or on the Delivery Date, of the following conditions precedent:

         (a) Notice, Etc. Each party hereto shall have received a Delivery Notice pursuant to Section 3.01 hereof at least three (3) Business Days prior to the Delivery Date.

         (b) Legal Investment. No change shall have occurred in applicable laws or regulations, or interpretations of any such laws or regulations by applicable regulatory authorities, which, in the opinion of the Owner Participant, the Pass Through Trustee or the Indenture Trustee, would make it illegal for the Owner Participant, the Pass Through Trustee or the Indenture Trustee, and no change in circumstances outside the control of the Owner Participant, the Pass Through Trustee or the Indenture Trustee shall have occurred which would otherwise make it illegal or otherwise in contravention of guidance issued by regulatory authorities for the Owner Participant, the Pass Through Trustee or the Indenture Trustee, to participate in the transaction to be consummated on the Delivery Date; and no action or proceeding shall have been instituted nor shall governmental action before any court, governmental authority or agency be threatened which in the opinion of counsel for the Owner Participant, the Pass Through Trustee or the Indenture Trustee is not frivolous, nor shall any order have been issued or proposed to be issued by any court, or governmental authority or agency, as of the Delivery Date, to set aside, restrain, enjoin or prevent the consummation of any of the transactions contemplated by this Agreement or by any of the other Operative Agreements.

         (c) Documents. The documents referred to in Section 4.01(d) hereof shall each be in full force and effect and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to such parties (acting directly or by authorization to its special counsel) and shall each be in full force and effect; there shall not have occurred any default thereunder, or any event which with the lapse of time or the giving of notice or both would be a default thereunder, and copies executed or certified as requested by each party of such documents shall have been delivered to such party or its special counsel (provided that counterpart No. 1 of the Lease Supplement shall be delivered to the Indenture Trustee):

         (i)   the Lease Supplement covering the Aircraft, dated the Delivery
               Date;

         (ii) an Indenture and Security Agreement Supplement covering the Aircraft, dated the Delivery Date;

         (iii) the Invoice; and

         (iv)  the Bills of Sale.

         (d) Insurance. The Pass Through Trustee and the Indenture Trustee shall each have received such evidence as it deems appropriate to establish, including, without limitation, an independent insurance broker's report, together with certificates of insurance from such broker, in form and substance satisfactory to the Pass Through Trustee and the Indenture Trustee, that the insurance required by Article 13 of the Lease is in effect.

         (e) Title, Airworthiness and Registration. On the Delivery Date, the following statements shall be true, and the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee shall have received evidence from the Lessee reasonably satisfactory to each such Person to the effect that:

            (A) the Owner Trustee has good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease, the rights of the Indenture Trustee under the Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the interest created by the Indenture and the Indenture Supplement;

            (B) the Aircraft has been duly certified by the Aeronautics Authority as to type and airworthiness in accordance with the terms of the Operative Agreements;

            (C) on the Delivery Date, the FAA Bill of Sale, the Lease and Lease Supplement, the Trust Agreement, the Indenture, and the Indenture Supplement shall have been duly filed for recordation with the Federal Aviation Administration pursuant to the Act;

            (D) the Aircraft shall be registered in the name of the Owner Trustee and the Lessee shall have permanent authority to operate the Aircraft.

         (f) Officers' Certificate of Lessee. On the Delivery Date, the following statements shall be true, the Pass Through Trustee, the Owner Participant, the Owner Trustee and the Indenture Trustee shall have received a certificate signed by the Assistant Treasurer or any other duly authorized officer of the Lessee, dated the Delivery Date, stating that:

            (i)the representations and warranties of the Lessee contained in the Operative Agreements (excluding the Tax Indemnity Agreement) and in any certificate delivered pursuant hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)no material adverse change has occurred in the financial condition, business or operations of the Lessee from that shown in the unaudited consolidated financial statements of the Lessee for the quarter ending _________________; and

            (iii) no event has occurred and is continuing which constitutes an Event of Loss, a Default or an Event of Default under the Lease.

         (g) Officer's Certificate of Owner Participant. On the Delivery Date, the following statements shall be true, and the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from the Owner Participant signed by a duly authorized officer of the Owner Participant dated the Delivery Date, stating that:

            (i)the representations and warranties of the Owner Participant contained in this Agreement and the Trust Agreement and in any certificate delivered at the closing pursuant hereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)no Lessor's Liens attributable to the Owner Participant exist;
         and

            (iii) no event has occurred and is continuing which constitutes or, with notice or lapse of time or both would constitute, due to any action or inaction on the part of the Owner Participant, an Event of Default or an Indenture Event of Default.

         (h) Other Officer's Certificates. On the Delivery Date, the following statements shall be true, and the Lessee, the Owner Participant, the Pass Through Trustee, the Owner Trustee and the Indenture Trustee shall have received a certificate from each of the Owner Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee, and the Indenture Trustee), the Indenture Trustee (in the case of the Lessee, the Owner Participant, the Pass Through Trustee, and the Owner Trustee) and the Pass Through Trustee (in the case of the Owner Participant, the Lessee, the Owner Trustee and the Indenture Trustee) signed by a duly authorized officer, dated the Delivery Date, stating with respect to the Owner Trustee, the Pass Through Trustee or the Indenture Trustee, as the case may be, that:

            (i)the representations and warranties of the Owner Trustee in its individual capacity and as trustee, the Pass Through Trustee in its individual capacity and as trustee and the Indenture Trustee in its individual capacity and as trustee contained in this Agreement, the Lease and in the Indenture and in any certificate delivered hereto or thereto are true and correct on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such certificate shall state that such representations and warranties were true and correct on and as of such earlier date);

            (ii)to the best of its knowledge, no event has occurred and is continuing or would result from the purchase or lease of the Aircraft, which constitutes or which, but for the lapse of time or the giving of notice, or both, would constitute, an Event of Default or an Indenture Event of Default; and

            (iii) there are no Lessor's Liens attributable to ______________ or the Owner Trustee affecting the Trust Indenture Estate or the Lessor's Estate or any part thereof.

         (i) Legal Opinion. Each party hereto (acting directly or by authorization to its special counsel) and the Underwriters shall have received from the following counsel the respective legal opinions satisfactory to it as to scope and substance (and covering such other matters as it may reasonably request) and dated the Delivery Date:

            (i) _______________, Esq., Vice President, Law - Corporate and Business Transactions of the Lessee, in the form of Exhibit A(1)(a)(ii) hereto;

            (ii)Davis Polk & Wardwell, special counsel for the Lessee, in the form of Exhibit A(1)(b)(ii) hereto.

            (iii)_____________________, special counsel for the Owner Trustee, in the form of Exhibit A(5)(a)(ii) hereto; and

            (iv)counsel for the Engine Manufacturer, in the form of Exhibit A(6) hereto;

            (v) counsel for the Manufacturer, in the form of Exhibit A(7) hereto; and

            (vi)Daugherty, Fowler & Peregrin, special aviation counsel, in the form of Exhibit A(8) hereto.

         (j) Report of Aircraft Expert. The Owner Participant shall have received a report or reports prepared by BK Associates, Inc. addressed to the Owner Participant (with a copy of such report to the Lessee and the Indenture Trustee) which reports shall be in form and substance satisfactory to the Owner Participant, to the effect that:

            (i) (A) the estimated fair market value of the Aircraft net of any cost to the Owner Participant or the Owner Trustee of return at the end of the Basic Term and the maximum allowable Fixed Renewal Term (determined without including in such value any increase or decrease for inflation or deflation during the Term) is equal to or greater than 20% of the Purchase Price for the Aircraft and (B) at least 20% of the useful economic life of the Aircraft is remaining at the end of the Basic Term and the maximum allowable Fixed Renewal Term;

            (ii)the estimated useful life of the Aircraft is at least 125% of the Interim Term, the Basic Term and the maximum allowable Fixed Renewal Term;

            (iii)the Purchase Price of the Aircraft is equal to the fair market value of the Aircraft on the Delivery Date; and

            (iv)the estimated fair market value of the Aircraft on the Purchase Option Date (taking into account a reasonable estimate for inflation and deflation) is less than or equal to the Purchase Option Price.

         (k) Payment of Taxes. (A) All taxes payable in connection with the execution, delivery, recording and filing of all financing statements and the documents and instruments referred to in subparagraph (e) of this
   Section 4.02, or in connection with the purchase of the Aircraft by the Owner Trustee and the issuance of the Certificates and the making by the Owner Participant of its equity investment and for which the Lessee is responsible hereunder shall have been duly paid or caused to be paid in full by the Lessee; (B) All sales or use taxes and duties related to the consummation of the transactions contemplated by the Operative Agreements and for which the Lessee is responsible pursuant to Article 7 hereof shall have been duly paid in full by the Lessee other than, in the case of both clauses (A) and (B), such taxes which are being contested by the Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Aircraft.

         (l) No Indenture Event of Default. No Indenture Event of Default attributable to either ____________ or the Owner Trustee shall have occurred and be continuing.

         (m) Event of Default; Default; Event of Loss. No Default or Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, shall have occurred or be in existence.

         (n) Payments. The Owner Participant shall have made available its Commitment to the Owner Trustee and the other payments contemplated by
   Section 3.02 hereof shall have been made.

         (o) Release of Debt Portion. The Indenture Trustee shall have released the Debt Portion from (or such lesser amount as may then be held in) the Collateral Account.

         Section 4.03. Opinion of Special Aviation Counsel. Promptly upon the recording of the documents specified in 4.02(e)(C), pursuant to the Act, the Lessee will cause Messrs. Daugherty, Fowler & Peregrin, special counsel in Oklahoma City, Oklahoma, to deliver to the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee an opinion as to the due recording of such documents and as to the lack of filing of any intervening documents with respect to the Aircraft.

         Section 4.04. Conditions Precedent to Lessee's Obligations. The Lessee's obligation to participate in the transactions contemplated hereby on the Certificate Closing Date is subject to the conditions that, prior to or on the Certificate Closing Date, the Lessee shall have received the certificates and other documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (d), (f)(ii)-(v), (h), (i),
(j)(ii)-(vi) and (k) of Section 4.01 hereof and the Underwriters shall have made available the amounts required to be paid by them pursuant to Section
2.01 hereof, and the Lessee's obligation to participate in the transactions contemplated hereby on the Delivery Date, is subject to the conditions that, on or prior to the Delivery Date, the Lessee shall have received the documents which are referred to in, or the opinions to be addressed to it under, as the case may be, paragraphs (c), (g), (h) and (i)(ii)-(v) of Section 4.02 hereof and the Indenture Trustee shall have released the Debt Portion from (or such lesser amount as may then be held in) the Collateral Account.


                                   ARTICLE 5

              LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 5.01. Lessee's Representations and Warranties. The Lessee represents and warrants to the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) and the Indenture Trustee (in its individual capacity and as Indenture Trustee) that, on the date hereof and as of the Certificate Closing Date and the Delivery Date:

         (a) the Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Lessee require such qualification;

         (b) the Lessee has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement, the Lease, the Tax Indemnity Agreement, the Lease Supplement, the Bills of Sale, the Purchase Agreement, the Purchase Agreement Assignment, the Pass Through Agreement and the Series Supplements (the "Lessee Documents");

         (c) the Lessee is an "air carrier" within the meaning of the Act and a holder of a certificate under Sections 401 and 418 of the Act and an "air carrier operating certificate" issued under Section 604 of the Act;

         (d) the Lessee possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted;

         (e) the Lessee Documents have each been duly authorized, executed and delivered or, in the case of the Operative Agreements identified in Section 4.02(c) hereof, will on the Delivery Date be executed and delivered by the Lessee and constitutes (or will constitute, as the case may be) the legal, valid and binding obligations of the Lessee enforceable against it in accordance with the terms thereof with respect to each other party which shall have duly executed and delivered such documents or substantially performed its obligations thereunder except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application to or affecting the enforcement of creditors' rights, or equitable principles;

         (f) no authorization, consent or approval of, notice to or filing with any governmental authority is required for the execution, delivery or performance by the Lessee of the Lessee Documents or for the use and maintenance of the Aircraft except for those that have been or, on or before the Certificate Closing Date or the Delivery Date will have been duly made, given or accomplished;

         (g) neither the execution, delivery or performance by the Lessee of the Lessee Documents, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Lessee or any order, writ, injunction or decree of any court or governmental authority against the Lessee or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any Lien upon any of its properties;

         (h) except as set forth in the opinion of the Vice President, Law - Corporate and Business Transactions of the Lessee referred to in Section 3.01(l)(i), as to which the Vice President, Law - Corporate and Business Transactions can express no opinion on the date hereof or as of the Certificate Closing Date or the Delivery Date, as the case may be, concerning the Lessee's liability (if any) or the effect of any adverse determination upon the financial condition, business or operations of the Lessee or the ability of the Lessee to perform its obligations under the Lessee Documents, there are no pending or, to the knowledge of the Lessee, threatened actions, suits or proceedings (whether or not purportedly on behalf of the Lessee) pending or, to the knowledge of the Lessee, threatened investigations against or affecting the Lessee or any of its property before or by any court or administrative agency which, if adversely determined would materially and adversely affect the consolidated financial condition, business or operations of the Lessee, or the ability of the Lessee to perform its obligations under the Lessee Documents;

         (i) the Lessee has filed or caused to be filed all tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable pursuant to such returns or pursuant to any assessment received by the Lessee (other than assessments the payment of which is being contested in good faith by the Lessee and any assessments, the nonpayment of which would not have a material adverse effect on the Lessee's consolidated financial condition and other than as set forth in the _________ filed in respect of the quarter ended ___________, 199_), and the Lessee has no knowledge of any related actual or proposed deficiency or additional assessment which either in any case or in the aggregate would materially adversely affect the Lessee's consolidated financial condition;

         (j) except for (A) the filing for recording pursuant to the Act of the documents referred to in Section 3.01(h)(C), (B) the filings referred to in Section 3.01(f) and (C) the taking of possession by the Indenture Trustee of the original counterpart of the Lease, no further action, including any filing or recording of any document, is necessary or advisable in order to establish and perfect the Owner Trustee's title to and interest in the Aircraft as against the Lessee and any third parties, or to perfect the first security interest in and mortgage lien on the Trust Indenture Estate in favor of the Indenture Trustee with respect to such portion of the Aircraft as is covered by the recording system established by the Act;

         (k) on the Delivery Date the Owner Trustee will receive good and marketable title to the Aircraft, free and clear of Liens, except the rights of the Owner Trustee and the Lessee under the Lease and the Lease Supplement, the Lien of the Indenture, the rights of the Owner Participant under the Trust Agreement and the rights of the Indenture Trustee under the Indenture;

         (l) the representations and warranties of the Lessee set forth in Section ___ of the Underwriting Agreement are true and correct;

         (m)  with respect to ERISA, except as otherwise disclosed:

            (i) none of the Pension Plans nor their related trusts have been terminated in a distress termination pursuant to Section 4041(c) of ERISA or by the PBGC pursuant to Section 4042 of ERISA, nor have any actions been taken to so terminate any Pension Plan or related trust and neither the Lessee nor any ERISA Affiliate has incurred or could reasonably expect to incur any material liability with respect to a Pension Plan under Section 4062, 4063, 4064 or 4069 of ERISA;

            (ii)there have been no "reportable events" (as such term is defined in Section 4043(b) of ERISA) with respect to any Pension Plan which have resulted or could reasonably be expected to result in any material liability of the Lessee;

            (iii)no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code) exists with respect to any Pension Plan, whether or not waived, nor has any request for a waiver under Section 412(d) of the Code been, or is reasonably likely to be, filed with respect to any of the Pension Plans;

            (iv)neither the Lessee nor any ERISA Affiliate has failed to make any contribution or payment to any Pension Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302(f) of ERISA or Section 412(n) of the Code;

            (v) all Pension Plans are in compliance in all material respects with all applicable provisions of ERISA and the Code and have been so administered and operated by the Lessee and/or ERISA Affiliates, as applicable;

            (vi)neither the Lessee nor any ERISA Affiliate has incurred or is reasonably likely to incur any material withdrawal liability pursuant to Section 4201 or 4204 of ERISA or any material liability under
         Section 515 of ERISA; and

            (vii)to the best of the Lessee's knowledge, neither the Lessee nor any ERISA Affiliate has engaged in a "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to subject the Lessee to the tax or penalties on prohibited transactions imposed by Section 4975 of the Code or Section 502 of ERISA;

   As used in this Section 5.01(m), the term "Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and which is maintained, or contributed to, by the Lessee or any ERISA Affiliate, and the term "ERISA Affiliate" means any entity which together with the Lessee would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code;

         (n)  the Lessee is a Citizen of the United States;

         (o) no governmental approval of any kind is required by the Owner Participant or for the Owner Participant's execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of the Lessee, the nature of the Aircraft or the Lessee's proposed operations or use of the Aircraft;

         (p) on the Delivery Date, all premiums with respect to the insurance required to be provided by the Lessee prior to the Delivery Date under
   Article 13 of the Lease shall have been paid by the Lessee;

         (q) on the Delivery Date, all sales or use taxes then due and for which the Lessee is responsible pursuant to Article 7 hereof shall have been paid, other than such taxes which are being contested by the Lessee in good faith and by appropriate proceedings so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft;

         (r) the Lessee is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which the Lessee is a party or by which it or any of its properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the financial condition, business or operations of the Lessee or its ability to perform any of its obligations under the Lessee Documents; and

         (s) no Event of Default or Event of Loss or event, which with the passage of time or if continued unremedied or unaltered would constitute an Event of Loss, has occurred or exists.

         Section 5.02.  Intentionally Left Blank.

         Section 5.03. Certain Covenants of Lessee. The Lessee covenants and agrees with the Owner Participant, the Owner Trustee (in its individual capacity and as Owner Trustee), the Indenture Trustee (in its individual capacity and as Indenture Trustee) and the Pass Through Trustee (in its individual capacity and as Pass Through Trustee) as follows:

         (a) The Lessee will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or any Participant shall reasonably require for accomplishing the purposes of this Agreement, the Bills of Sale, the Indenture, the Indenture Supplement, the Tax Indemnity Agreement, the Lease and the Lease Supplement and the other Operative Agreements to which it is a party;

         (b) The Lessee at all times hereafter will cause the Aircraft to remain duly registered, in the name of the Owner Trustee, under the Act; provided, however, that the Owner Participant, the Owner Trustee and the Indenture Trustee agree that, if the Lessee has requested their consent to the registration of the Aircraft, in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a sublessee as a "lessee" or a "sublessee"), at Lessee's expense, in a country listed in Schedule III hereto with which (other than in the case of Taiwan) the United States then maintains normal and full diplomatic relations, the Owner Participant, the Owner Trustee, the Indenture Trustee and Pass Through Trustee will, upon receipt of the assurances and opinion described below, consent to such change in registration.

         The Owner Participant, the Owner Trustee in its individual capacity, the Pass Through Trustee and the Indenture Trustee shall have received:

         (i)  assurances satisfactory to them:

               (A) to the effect that the insurance provisions of the Lease have been and will be complied with upon such change of registry;

               (B) that the Lessee will pay any expenses of the Owner Participant, the Owner Trustee, the Pass Through Trustee and the Indenture Trustee in connection with such change of registry;

               (C) as to the continuation of the Indenture as a first priority lien on the Aircraft;

               (D) as to the protection of the right, title and interest of the Owner Trustee in the Aircraft;

               (E) that such change will not result in the imposition of, or increase in the amount of, any Tax for which the Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify, the Owner Participant, the Owner Trustee (or any successor, assign or Affiliate thereof) or the Lessor's Estate pursuant to Article 7 hereof; and

               (F) that such new country of registry (x) would provide substantially equivalent protection for the rights of owner participants, lessors or lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), and (y) imposes aircraft maintenance standards not materially less stringent than those of the Aeronautics Authority; and

       (ii) a favorable opinion of counsel (reasonably satisfactory in form and substance to the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Owner Participant) in the new jurisdiction of registry to the effect:

               (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Indenture are legal, valid, binding and enforceable in such jurisdiction;

               (B) that it is not necessary for the Owner Participant, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee to register or qualify to do business in such jurisdiction in connection with the registration in the new jurisdiction and the exercise of any rights or remedies with respect to the Aircraft;

               (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Lessor, the Owner Participant, the Pass Through Trustee and the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(F) of this Section 5.03);

               (D) that there is no tort liability of the owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such owner, lessor or mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived, if insurance reasonably satisfactory to the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee, in its individual capacity, is provided, at Lessee's expense to cover such risk); and

               (E) (unless the Lessee shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition.

      (iii) with respect to such other matters as the Owner Participant, the Owner Trustee, the Pass Through Trustee or the Indenture Trustee may reasonably request.

         (c) The Lessee shall promptly file any reports, or furnish to the Owner Trustee and the Owner Participant such information as may be required to enable the Owner Trustee and the Owner Participant timely to file any reports required to be filed by the Owner Trustee as the Lessor and the Owner Participant under the Lease with any governmental authority;

         (d) The Lessee will cause the FAA Bill of Sale, the Lease, the Lease Supplement, the Trust Agreement, the Trust Agreement and Trust Indenture Supplement and the Indenture to be promptly filed and recorded and will maintain the recordation thereof, to the extent permitted under the Aviation Act, or required under any other applicable law;

         (e) The Lessee will furnish to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee annually after the execution of this Agreement, by March 31 of each year, commencing with the year 199_, an opinion of Special Aviation Counsel, or other counsel acceptable to the Lessor and the Indenture Trustee specified from time to time by the Lessee:

            (i) stating either (1) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Lease, the Indenture, the Trust Agreement, and any supplements to any of them and any financing statements, continuation statements or other instruments, and all other action has been taken, as is necessary to maintain the perfection of the security interests created by said documents and reciting the details of such action, or (2) that in the opinion of such counsel no such action is necessary to maintain the perfection of such security interests;

             (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain the perfection of such security interests; and

            (iii) stating that the Owner Trustee is the owner of legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by the Indenture and such as are permitted by the Lease and the Indenture.

         (f) The Lessee shall preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary in the normal conduct of its business;

         (g) The Lessee shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a certificated Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee, the Pass Through Trustee and the Owner Trustee all of the Lessee's obligations hereunder and under the Lease and each agreement contemplated hereby and thereby, and the Lessee delivers such instrument to the Indenture Trustee, the Pass Through Trustee, the Owner Participant and the Owner Trustee, (v) provides an opinion from counsel to the Lessee which counsel shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee and which opinion shall be reasonably satisfactory to the Owner Participant and the Indenture Trustee that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this
   Section 5.03(g), that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Agreement and the Lease and each agreement contemplated hereby and thereby; provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default;

         (h) The Lessee agrees to give prompt written notice to each Participant and the Indenture Trustee of any change in the address of its chief executive office (as such term is used in Section 9-103(3) of the Tennessee Uniform Commercial Code) or of any change in its corporate name; and

         (i) The Lessee agrees to furnish to the Owner Participant, the Lessor and the Indenture Trustee:

               (A) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Lessee, a consolidated balance sheet as of the end of such fiscal year, and the related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended as prepared and certified by the Lessee's independent certified public accountants, including their opinion;

               (B) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Lessee, a consolidated balance sheet of the Lessee prepared by it as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows for such accounting period certified by the chief accounting officer or a financial vice president of the Lessee;

               (C) promptly upon their general transmission, copies of all regular and periodic reports furnished by the Lessee to its stockholders;

               (D) promptly after filing with the Securities and Exchange Commission, copies of the Lessee's annual reports on Form 10-K, quarterly reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Lessee with any securities exchange or with the SEC;

               (E) promptly upon any officer of the Lessee obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto; and

               (F) from time to time, such other financial information as the Lessor, the Owner Participant or the Indenture Trustee may reasonably request.

   Concurrently with the delivery of the financial statements referred to in clause (A) above, the Lessee shall deliver to the Lessor, the Owner Participant, and the Indenture Trustee a certificate of the Lessee, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Lessee, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Agreement and the Lease and the signer has reviewed, or has caused to be made under such person's supervision a review, of the activities of the Lessee and that, to the best of his or her knowledge, there does not exist an Event of Default.

         Section 5.04. Survival of Representations and Warranties. The representations and warranties of the Lessee provided in Sections 5.01 and
5.02 shall survive the Closings hereunder and the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture and the Lease.


                                   ARTICLE 6

           OTHER PARTIES' REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 6.01. Acquisitions and Offerings of Participations. Owner Trustee. The Owner Trustee represents and warrants, in its individual capacity, that neither it nor anyone acting on its behalf has directly or indirectly offered or will directly or indirectly offer any beneficial interest in the Lessor's Estate, or in any similar security relating to the Aircraft, for sale to, or solicited any offer to acquire any of the sale from anyone (other than the Owner Participant).

         Section 6.02. Citizenship. (a) Generally. Each of the Owner Trustee, in its individual capacity, and the Owner Participant severally represents and warrants that it is or will be a Citizen of the United States on the Delivery Date. If the Owner Participant or Owner Trustee in its individual capacity does not comply with the requirements of this Section 6.02, the Owner Trustee, the Indenture Trustee and the Owner Participant hereby agree that a Default or an Event of Default shall not be deemed to have occurred and be continuing under the Lease due to non-compliance by the Lessee with the registration requirements in the Lease and Section 5.03(b) hereof.

         (b) Owner Trustee. The Owner Trustee, in its individual capacity, agrees that if at any time it shall have knowledge that it has ceased to be a Citizen of the United States, it will resign immediately as the Owner Trustee if such citizenship is necessary under the Act as in effect at such time or, if it is not necessary under the Act as in effect at such time, if it is informed in writing by the Lessee or the Owner Participant that such lack of United States citizenship would have any adverse effect on the Lessee or the Owner Participant. The Owner Trustee, in its individual capacity, further agrees that if at any time it appears reasonably probable that it will cease to be a Citizen of the United States based on information that is (i) known to a Responsible Officer or (ii) generally known to the public, it will promptly so notify, to the extent permitted by law, all parties to this Agreement.

         (c) Owner Participant. The Owner Participant agrees, solely for the benefit of the Lessee, the Indenture Trustee, the Pass Through Trustee and the Holders, that if (i) it shall cease to be, or believes itself likely to cease to be, a Citizen of the United States and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Act and regulations then applicable thereunder, then the Owner Participant acting continuously and in good faith, shall give notice thereof to the Lessee and the Indenture Trustee and shall (at its own expense and without any reimbursement or indemnification from the Lessee) promptly effect a voting trust or other similar arrangement or take any other action as may be necessary to prevent any deregistration, or to maintain the United States registration, of the Aircraft. It is agreed that the Owner Participant shall be liable to pay promptly on request (A) to each of the other parties hereto and to each Holder any damages actually suffered by any such other party or Holder as the result of the representation and warranty of the Owner Participant in the first sentence of Section 6.02(a) proving to be untrue as of the Delivery Date; (B) to the Lessee as reimbursement an amount equal to the average daily Basic Rent or Renewal Rent for each day after the Owner Participant's loss of citizenship that results in a loss of United States registration and grounding of the Aircraft; and (C) to the Lessee, any sublessee or any Holder for any damages which may be actually incurred by the Lessee, any Sublessee or any Holder as a result of the Owner Participant's failure to comply with its obligations pursuant to the first sentence of this
Section 6.02(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant to undertake any reasonable request in complying with its obligations under the provisions of the first sentence of this Section 6.02(c).

         Section 6.03. Representations, Warranties and Covenants of Owner Participant. (a) Representations and Warranties. In addition to and without limiting its other representations and warranties provided for in this Article 6, the Owner Participant represents and warrants that:

         (i) it is a corporation duly incorporated and validly existing in good standing under the laws of its jurisdiction of incorporation and it has full corporate power, authority and legal right to enter into and to carry out the transactions contemplated by this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (ii) the execution, delivery and performance by it of this Agreement, the Tax Indemnity Agreement, and the Trust Agreement have been duly authorized by all necessary corporate action on its part and, assuming the accuracy of the Lessee's representations in Section 5.01(o) hereof, do not require any governmental approvals that would be required to be obtained by the Owner Participant;

         (iii) based in part on the representations, warranties and covenants contained in Section 5.01(m), 5.02 and 6.01(b), neither the execution, delivery or performance by the Owner Participant of this Agreement, the Tax Indemnity Agreement, and the Trust Agreement nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of, any law, governmental rule or regulation applicable to the Owner Participant or the charter documents, as amended, or bylaws, as amended, of the Owner Participant or any order, writ, injunction or decree of any court or governmental authority against the Owner Participant or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Owner Participant is a party or by which it or any of its properties is bound, or constitute or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties;

         (iv) this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been or on the Delivery Date will be duly authorized, executed and delivered by the Owner Participant and constitute or on the Delivery Date will constitute the legal, valid and binding obligation of the Owner Participant enforceable against it in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application to or affecting the enforcement of creditors' rights, or equitable principles;

         (v) it is not in default under any mortgage, deed of trust, indenture or other instrument or agreement to which the Owner Participant is a party or by which it or any of its properties or assets may be bound, or in violation of any applicable law, which default or violation would have a material adverse effect on the ability of the Owner Participant to perform its obligations under this Agreement, the Tax Indemnity Agreement and the Trust Agreement to which it is or is to be a party;

         (vi) it is a Citizen of the United States on the Refunding Date and in the event that it ceases to be a Citizen of the United States, it will comply with Section 6.02(c);

         (vii) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which would materially adversely affect the ability of the Owner Participant to perform its obligations under this Agreement, the Tax Indemnity Agreement, and the Trust Agreement;

         (viii)neither the execution and delivery by it of this Agreement, the Tax Indemnity Agreement, or the Trust Agreement nor the performance of its obligations thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any governmental authority or agency that would be required to be obtained or taken by the Owner Participant except for filings contemplated by this Agreement;

         (ix) on the Delivery Date the Owner Participant shall have a tangible net worth of at least $50,000,000.00 or the obligations of the Owner Participant shall be guaranteed by an Affiliate of the Owner Participant that has a tangible net worth of at least $50,000,000; and

         (x) no part of the funds to be used by it to acquire the interests to be acquired by it under this Agreement constitutes assets (within the meaning of ERISA and any applicable rules and regulations) of an employee benefit plan subject to Title I of ERISA or of any individual retirement account or an employee benefit plan subject to Section 4975 of the Code.

       Notwithstanding the foregoing or anything else contained in this Agreement, the Owner Participant makes no representation or warranty in this Agreement with respect to laws, rules or regulations relating to aviation or to the nature or use of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law.

       (b) Lessor's Liens. The Owner Participant further represents, warrants and covenants that there are no Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it, and that there will not be any Lessor's Lien against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it on the Certificate Closing Date. The Owner Participant agrees with and for the benefit of the Lessee, the Indenture Trustee, the Pass Through Trustee and each Holder that the Owner Participant will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full, promptly after the same first becomes known to the Owner Participant, any Lessor's Lien against, on or with respect to the Lessor's Estate or the Trust Indenture Estate attributable to the Owner Participant (or an Affiliate thereof) or the consolidated group of taxpayers of which it is a part); provided, however, that the Owner Participant shall not be required to so discharge or satisfy such Lessor's Lien while it is contesting such Lien in good faith (having provided adequate reserves to the extent required in accordance with generally accepted accounting principles) by appropriate proceedings diligently prosecuted and of which the Owner Participant shall have given notice to the Indenture Trustee as long as:

         (i)such contest does not involve any material danger of the sale, forfeiture or loss of title to any part of the Trust Indenture Estate or materially adversely affect the Lien on the Trust Indenture Estate created by the Indenture, or materially interfere with the payment of Rent or the timely application thereof to payments of principal of and interest on, the Certificates or to other amounts payable to the Indenture Trustee or each Holder or the material performance of any other terms under the Lease; and

         (ii)such contest does not interfere with the Lessee's right of quiet enjoyment under the Lease as provided in Section 6.09 of this Agreement and in Section 18.01 of the Lease.

         (c) Indemnity for Lessor's Liens. The Owner Participant agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and each Holder and any subsequent Holder from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee or any such Holder as the result of the failure of the Owner Participant to discharge and satisfy any Lessor's Liens attributable to the Owner Participant or the consolidated group of tax payers of which it is a part and required to be discharged as described in Section 6.03(b).

         (d) Assignment of Interests of Owner Participant. The Owner Participant agrees that it will not assign, convey or otherwise transfer any of its right, title or interest in and to the Operative Agreements or the Lessor's Estate except in accordance with the provisions of Article 5 of the Trust Agreement.

         (e) Owner Participant Payments. The Owner Participant agrees, solely for the benefit of the Owner Trustee, to make available to the Owner Trustee funds sufficient to pay to the Indenture Trustee on the Commencement Date an amount equal to the difference between the amounts of principal and interest scheduled to be paid on the Certificates on such date, and the amount of Basic Rent, if any, scheduled to be paid by the Lessee on such date (the "Excess Amount"), and the Owner Trustee shall upon receipt thereof make such funds available to the Indenture Trustee to pay amounts due and owing under the Certificates on the Commencement Date, provided that the Owner Participant shall not be obligated to make such funds available if an Event of Default under the Lease shall have occurred and be continuing on the date on which such funds are to be made available, but in any event the Lessee shall be obligated to make a pre-payment of Basic Rent pursuant to the Lease in an amount sufficient to pay in full the amounts of principal and interest due on the Certificates on such date.

         Section 6.04. Representations and Warranties of Owner Trustee. (a) In addition to and without limiting its other representations and warranties provided for in this Article 6, the Owner Trustee represents and warrants, in its individual capacity with respect to items (i), (ii), (v) and (vi) as the Owner Trustee with respect to item (iii) below and in its individual capacity or as the Owner Trustee as indicated in item (iv) below that:

         (i) it is a ___________________ duly organized and validly existing in good standing under the laws of the ___________________ with its principal place of business and chief executive office (as such terms are used in Article 9 of the Uniform Commercial Code) in __________, ________, and, assuming the Trust Agreement has been duly authorized, executed and delivered by the Owner Participant, has full corporate power and authority, in its individual capacity or as the Owner Trustee, as the case may be, to execute, deliver and perform this Agreement, the Trust Agreement, the Lease, the Certificates and the Indenture;

         (ii) the execution, delivery and performance by the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, of this Agreement, the Trust Agreement, the Lease, the Certificates and the Indenture have been duly authorized by all necessary corporate action on its part, and do not contravene its certificate of incorporation or by-laws;

         (iii) each of this Agreement, the Trust Agreement, the Lease, the Certificates and the Indenture constitute the legal, valid and binding obligation of the Owner Trustee enforceable against it in accordance with its respective terms and the performance by the Owner Trustee of any of its obligations thereunder does not contravene any lease, regulation or contractual restriction binding on the Owner Trustee;

         (iv) there are no pending or, to its knowledge, threatened actions or proceedings against the Owner Trustee before any court or administrative agency which would materially and adversely affect the ability of the Owner Trustee, either in its individual capacity or as the Owner Trustee, as the case may be, to perform its obligations under this Agreement, the Trust Agreement, the Lease, the Certificates and the Indenture;

         (v) it shall give the Lessee, the Indenture Trustee and the Owner Participant thirty (30) days prior written notice in the event of any change in its chief executive office; and

         (vi) neither the execution and delivery by it, either in its individual capacity or as the Owner Trustee, as the case may be, of any of this Agreement, the Trust Agreement, the Lease, the Certificates and the Indenture, requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or ________ governmental authority or agency governing its banking or trust powers.

         (b) Lessor's Liens. The Owner Trustee, in its individual capacity, further represents, warrants and covenants that there are no Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity, and that there will not be any Lessor's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity on the Certificate Closing Date or the Delivery Date. The Owner Trustee, in its trust capacity, and at the cost and expense of the Lessee, covenants that it will in its trust capacity promptly take such action as may be necessary to discharge duly any Lessor's Liens attributable to it in its trust capacity. The Owner Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly after the same shall first become known to it, any Lessor's Liens against, on or with respect to the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity or the consolidated group of taxpayers of which it (in such capacity) is a part which may arise at any time after the date of this Agreement; provided, however, that the Owner Trustee shall not be required to so discharge or satisfy a Lessor's Lien while it is contesting such lien in good faith by appropriate proceedings diligently prosecuted and of which the Owner Trustee shall have given notice to the Owner Participant and the Indenture Trustee as long as:

         (i)such contest does not involve any danger of the sale, forfeiture or loss of title to any part of the Trust Indenture Estate or, as to the Owner Participant, the Lessor's Estate, or adversely affect the Lien on the Trust Indenture Estate created by the Indenture or interfere with the payment of Rent or the timely application thereof to payments of principal of, and interest on, the Certificates or to other amounts payable to the Indenture Trustee or each Holder or the performance of any other terms under the Lease; and

         (ii)such contest does not interfere with the Lessee's right of quiet enjoyment under the Lease as provided in Section 6.09 of this Agreement and
   Section 18.01 of the Lease.

         (c) Indemnity for Lessor's Liens. The Owner Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Indenture Trustee, the Owner Participant, each Holder, the Pass Through Trustee, the Owner Trustee and any subsequent Holder from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, each Holder, the Pass Through Trustee, the Owner Trustee or any such Holder as a result of the failure of the Owner Trustee to discharge and satisfy any Lessor's Liens attributable to it in its individual capacity, as described in Section 6.04(b).

         (d) Securities Act. None of ____________, the Owner Trustee or any Person authorized by either of them to act on its behalf has directly or indirectly offered or sold any interest in the Lessor's Estate or the Certificates, or in any similar security relating to the Lessor's Estate, or in any security the offering of which for purposes of the Securities Act of 1933, as amended, would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person.

         Section 6.05. Representations and Warranties of the Indenture Trustee. (a) The Indenture Trustee in its individual capacity represents as follows:

         (i) it is a ___________________ duly organized and validly existing in good standing under the laws of the ___________________ and has the corporate power and authority to enter into and perform its obligations under the Indenture and this Agreement and to authenticate the Certificates to be delivered on the Certificate Closing Date;

         (ii) the Indenture, this Agreement and the authentication of the Certificates to be delivered on the Certificate Closing Date have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or ______________ law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its articles of association or by-laws;

         (iii) each of the Indenture and this Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights; and

         (iv) neither the execution and delivery by it of the Indenture, this Agreement and the other Operative Agreements to which it is or is to be a party, nor the performance by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Federal or state governmental authority or agency governing its banking and trust powers.

         (b) The Indenture Trustee, in its individual capacity, further represents, warrants and covenants that there are no Indenture Trustee's Liens attributable to it in its individual capacity against, on or with respect to the Lessor's Estate or the Trust Indenture Estate or, as at and following the Delivery Date, the Aircraft, and that there will not be any Indenture Trustee's Liens against, on or with respect to the Lessor's Estate or the Trust Indenture Estate on the Certificate Closing Date or, as at and following the Delivery Date, the Aircraft. The Indenture Trustee, in its individual capacity, covenants and agrees that it will at its own expense take such action as may be necessary to duly discharge and satisfy in full, promptly after the same shall first become known to it, any Indenture Trustee's Liens against, on or with respect to the Aircraft or the Lessor's Estate or the Trust Indenture Estate attributable to it in its individual capacity.

         (c) Indemnity for Indenture Trustee's Liens. The Indenture Trustee, in its individual capacity, agrees to indemnify and hold harmless the Lessee, the Owner Participant, each Holder, the Owner Trustee and any subsequent Holders from and against any loss, cost, expense or damage which may be suffered by the Lessee, the Indenture Trustee, the Owner Participant, the Owner Trustee or any Holders as a result of the failure of the Indenture Trustee to discharge and satisfy any Indenture Trustee's Liens attributable to it in its individual capacity, as described in Section 6.05(b).

         Section 6.06.  Intentionally Left Blank.

         Section 6.07. Indenture Trustee's Notice of Default. The Indenture Trustee agrees to give the Owner Participant notice of any Payment Default promptly upon its having actual knowledge thereof.

         Section 6.08. Releases from Indenture. The Indenture Trustee covenants and agrees, for the benefit of the Lessee and the Owner Participant, to execute and deliver the instruments of release from the Lien of the Indenture which it is required to execute and deliver in accordance with the provisions of Section 14.01 of the Indenture, and the Owner Participant agrees, for the benefit of the Lessee, to cause the Owner Trustee to request the Indenture Trustee to execute and deliver such instruments of release.

         Section 6.09. Covenant of Quiet Enjoyment. Each of the Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Owner Trustee covenants and agrees as to itself only that, so long as no Event of Default under the Lease has occurred and is continuing, the Owner Participant (or the Owner Trustee or the Pass Through Trustee or the Indenture Trustee, as the case may be) nor any Person lawfully claiming through the Owner Participant (or the Owner Trustee or the Indenture Trustee, as the case may be) shall interfere with the Lessee's right quietly to enjoy the Aircraft during the Term without hindrance or disturbance by the Owner Participant (or the Owner Trustee or the Pass Through Trustee or the Indenture Trustee, as the case may be).

         Section 6.10. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Owner Participant, the Owner Trustee (in its individual and trust capacities), the Pass Through Trustee and the Indenture Trustee provided for in this Article 6, and their respective obligations under any and all of them, shall survive the closing of this transaction and the expiration or other termination of this Agreement, the Lease, the Indenture or the Trust Agreement.

         Section 6.11. Lessee's Assumption of the Certificates. (a) Subject to compliance by the Lessee with all of its obligations under the Operative Agreements, each of the Owner Participant, the Owner Trustee, the Indenture Trustee, the Pass Through Trustee and the Lessee covenants and agrees that if the Lessee elects to terminate the Lease and to purchase the Aircraft pursuant to Section 4.02(a)(A), (B), (D) or (E) of the Lease, then the Owner Trustee will transfer to the Lessee, without recourse or warranty (except as to the absence of Lessor's Liens) all of the Owner Trustee's right, title and interest in and to the Aircraft, and if the Lessee, in connection with such purchase, elects to assume the obligations of the Owner Trustee pursuant to the Indenture and the Certificates, each of the parties shall execute and deliver appropriate documentation permitting the Lessee to assume such obligations on the basis of full recourse to the Lessee, maintaining the security interest in the Aircraft created by the Indenture, releasing the Owner Participant and the Owner Trustee from all obligations in respect of the Certificates except any obligations which shall have occurred prior to such assumption, the Indenture and all other Operative Agreements and all such other actions as are reasonably necessary to permit such assumption by the Lessee.

         (b)  In connection with such assumption:

         (i) the Lessee shall execute and deliver an instrument satisfactory in form and substance to the Indenture Trustee (A) pursuant to which the Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to the Lessee, to pay, satisfy and discharge when and as due (at the stated maturity thereof, by acceleration or otherwise) the principal of, Make-Whole Premium, if any, and interest on all Certificates then outstanding (or on the Lessee's substituted obligations) in accordance with their terms and to punctually perform and observe all of the covenants and obligations hereunder and under the Indenture (as the same may be amended in connection with such assumption) to be performed or observed by the Owner Trustee and (B) which incorporates therein such provisions from the Lease as may be appropriate, including, without limitation, events of default substantially similar in scope and effect to those set forth in the Lease and covenants substantially similar to the covenants of the Lessee under the Lease;

         (ii) the instrument referred to in paragraph (i) of this Section 6.11(b), any Uniform Commercial Code financing statements relating thereto, and any other documents which shall be necessary to establish the Lessee's title to and interest in the Aircraft or to establish and perfect the security interest in the Aircraft (or the Lessee's substituted obligations) shall be filed in such form, manner and places as are necessary for such purpose; and

         (iii) the Indenture Trustee shall have received (A) from counsel for the Lessee (who may be the Lessee's General Counsel) a legal opinion, in form and substance satisfactory to the Indenture Trustee (w) with respect to the compliance of the assumption contemplated hereby with the terms, provisions and conditions hereof, (x) with respect to the validity and enforceability of the instrument referred to in paragraph (i) of this
   Section 6.11(b) and (y) with respect to the establishment and perfection of the first and prior Lien and security interest in the Aircraft (or the Lessee's substituted obligations) referred to in paragraph (ii) of this
   Section 6.11(b), and (B) from Special Aviation Counsel, a legal opinion comparable to the respective opinions delivered on the Certificate Closing Date with such changes therein as may be appropriate in light of such assumption and covering such additional matters as the Indenture Trustee shall reasonably request.

         (c) The Lessee shall pay all reasonable expenses of the Indenture Trustee in connection with such assumption.

         Section 6.12. Indebtedness of Owner Trustee. So long as the Indenture is in effect, the Owner Trustee, not in its individual capacity, but solely as trustee under the Trust Agreement, shall not incur any indebtedness for borrowed money except as expressly contemplated herein or in any other Operative Agreement excluding the Tax Indemnity Agreement and shall not engage in any business or other activity other than the transactions contemplated herein or in any other Operative Agreement excluding the Tax Indemnity Agreement and all necessary or appropriate activity related thereto.

         Section 6.13. Pass Through Trustee Representations and Warranties. The Pass Through Trustee, in its individual capacity, represents and warrants as of the date hereof (except as otherwise provided), as of the Pass Through Closing Date, the Certificate Closing Date and the Delivery Date that:

         (i) it is a ___________________ duly organized and validly existing in good standing under the laws of the ___________________ and has the corporate power and authority to enter into and perform its obligations under the Pass Through Agreement, the Series Supplements and this Agreement and to execute and authenticate the Pass Through Certificates to be delivered on the Pass Through Closing Date;

         (ii) the execution, delivery and performance of this Agreement, the Pass Through Agreement and the Series Supplements and the performance of its obligations hereunder and thereunder (including the execution and authentication of the Pass Through Certificates to be delivered on the Pass Through Closing Date) have been duly authorized by all necessary corporate action on its part, and, subject to (A) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act, (B) compliance with any applicable state securities laws and (C) the qualification of the Pass Through Agreement under the Trust Indenture Act, neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

         (iii) each of this Agreement and the Pass Through Agreement has been, and as of the Pass Through Closing Date the Series Supplements will be, duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is or will be, as the case may be, the legal, valid and binding obligation of the Pass Through Trustee, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding at equity or at law.


                                   ARTICLE 7

                                     TAXES

         Section 7.01. Lessee's Obligation to Pay Taxes. (a) Generally. The Lessee agrees promptly to pay when due, and to indemnify and hold each Indemnitee harmless from all license and registration fees and all taxes, fees, levies, imposts, recording duties, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax or interest thereon (individually, a "Tax," and collectively called "Taxes"), however imposed (whether imposed upon any Indemnitee, the Lessee, all or any part of the Aircraft, Airframe, any Engine or any Part or on the Lessor's Estate or otherwise), by any Federal, state or local government or taxing authority in the United States, or by any government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof or by a territory or possession of the United States or an international taxing authority, upon or with respect to, based upon or measured by:

         (i)   the Aircraft, the Airframe, any Engine or any Part;

         (ii) the location, replacement, conditioning, control, purchase, reregistration, repossession, improvement, maintenance, redelivery, manufacture, acquisition, purchase, financing, refinancing, mortgaging, ownership, acceptance, rejection, delivery, non-delivery, leasing, subleasing, transport, insuring, inspection, registration, assembly, abandonment, preparation, installment, possession, use, operation, return, presence, storage, repair, transfer of title, modification, rebuilding, imposition of any lien, sale or other disposition of the Aircraft, Airframe or any part thereof or interest therein;

         (iii) the rentals, receipts or earnings arising from the purchase, financing, ownership, delivery, leasing, possession, use, operation, return, storage, transfer of title, sale or other disposition of the Aircraft, the Airframe or any part thereof;

         (iv)  any or all of the Operative Agreements;

         (v) the property, or the income or other proceeds received with respect to the property, held by the Owner Trustee under the Trust Agreement or after an Event of Default under the Lease, by the Indenture Trustee under the Indenture;

         (vi) otherwise with respect to or by reason of the transactions described in or contemplated by the Pass Through Agreement, the Series Supplements, the Operative Agreements; or

         (vii) the payment of the principal or interest or other amounts payable with respect to the Pass Through Certificates or Certificates.

         (b) Exceptions. The indemnity provided for in Section 7.01(a) shall not extend to any of the following:

         (i) Taxes imposed on or measured by the net or gross income or excess profits, receipts, minimum tax, capital, franchise, net worth or conduct of business taxes of any Indemnitee (other than sales, use, rental, license, ad valorem, property and taxes in the nature of the foregoing) (the "Income Taxes") and value-added taxes, except in the case of an Income Tax, to the extent that such Income Tax would have been imposed by any state or local government or taxing authority in the United States or by a government or taxing authority of a foreign country or of any political subdivision or taxing authority thereof if the operation, registration, location, presence, or use of the Aircraft, Airframe or any part thereof, in such state or foreign country were the sole connection between such Indemnitee and such jurisdiction; provided, however, that the provisions of this paragraph (b)(i) shall not exclude from the indemnity described in
   Section 7.01(a) any Income Taxes for which the Lessee would be required to indemnify an Indemnitee so that any payment under the Operative Agreements is made on an After-Tax Basis;

         (ii) Taxes arising out of or measured by acts, omissions, events or periods of time (or any combination of the foregoing) which occur after (and not fairly attributable to acts, omissions or events occurring prior to) the payment of all amounts payable by the Lessee pursuant to the Operative Agreements, or the earlier discharge in full of the Lessee's payment obligations under the Lease, and the earliest of (x) the expiration of the Term of the Lease and return of the Aircraft in accordance with
   Article 12 of the Lease, or (y) the termination of the Lease in accordance with the applicable provisions of the Lease and return of the Aircraft, except that Taxes incurred in connection with the exercise of any remedies pursuant to Article 17 of the Lease following the occurrence of an Event of Default shall not be excluded from the indemnity described in Section 7.01(a);

         (iii) As to the Owner Trustee, taxes imposed against the Owner Trustee upon or with respect to any fees for services rendered in its capacity as trustee under the Trust Agreement or, as to the Indenture Trustee, taxes imposed against the Indenture Trustee upon or with respect to any fees received by it for services rendered in its capacity as trustee under the Indenture;

         (iv) Taxes imposed on an Indemnitee that would not have been imposed but for the willful misconduct, or gross negligence of such Indemnitee or the breach by such Indemnitee of any representation, warranty or covenant contained in the Operative Agreements or any document delivered in connection therewith;

         (v) Taxes imposed on the Owner Trustee or the Owner Participant or any successor, assign or Affiliate thereof which became payable by reason of any voluntary or involuntary transfer or disposition by such Indemnitee subsequent to the Delivery Date, including revocation of the Trust, of any interest in some or all of the Aircraft, Airframe, Engines or Parts thereof or its interest in the Lessor's Estate (other than Taxes that result from transfers or dispositions which occur (x) while an Event of Default under the Lease has occurred and is continuing at the time of such transfer or disposition or (y) by reason of dispositions which occur as a result of the exercise of the Lessee's right to participate in a pooling or interchange agreement pursuant to Articles 7 or 8 of the Lease or as a result of the exercise of the Lessee's right of replacement pursuant to Articles 8, 9, 10 or 11 or Section 12.02 of the Lease or (z) pursuant to the exercise of a purchase option by the Lessee under 4.02 of the Lease (other than the purchase option referred to in Section 4.02(a)(B) of the Lease) or a disposition of the Aircraft under Article 10 of the Lease);

         (vi) Taxes imposed on the Owner Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement;

         (vii) Any Taxes imposed on a successor, assign or other transferee of any entity or person which on the Certificate Closing Date is an Indemnitee (for purposes of this clause (vii) an original Indemnitee) or such original Indemnitee to the extent that such Taxes exceed the amount of Taxes that would have been imposed and would have been indemnifiable pursuant to
   Section 7.01(a) had there not been a succession, assignment or other transfer by an original Indemnitee of any such interest of such Indemnitee in the Aircraft or any part thereof or any interest in or under any Operative Agreement or any proceeds thereunder or any interest in the Trust Indenture Estate or the mortgaged property provided, however, that the exclusion provided by this clause (vii) shall not apply in the case of any transfer occurring after a declaration of an Event of Default that shall be continuing;

         (viii)any Taxes which have been included in the Purchase Price;

         (ix) any Taxes which would not have been imposed but for a Lessor's Lien or a Indenture Trustee's Lien; and

         (x) Taxes with respect to any prohibited transaction, within the meaning of Section 4975(c)(1) of the Code or Section 406 of ERISA.

         (c) Withholding. The Pass Through Trustee shall withhold any Taxes required to be withheld on payments to any Holder who is not a U.S. person except to the extent that such Holder has furnished evidence satisfactory to the Pass Through Trustee of any exemption from withholding claimed by such Holder. If by reason of any Holder's failure promptly to notify the Pass Through Trustee that it is not a U.S. person entitled to an exemption, the Pass Through Trustee fails to withhold a Tax required to be withheld with respect to any Pass Through Certificate, the Lessee will indemnify the Owner Trustee and the Owner Participant against any such Taxes required to be withheld and any interest and penalties with respect thereto. The Pass Through Trustee in its individual capacity shall indemnify the Lessee for interest and penalties on such withholding tax if it received appropriate notification of such Holder's status and failed to withhold.

         Section 7.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Tax indemnified against under Section 7.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Tax not been incurred. If any Indemnitee actually realizes a tax benefit by reason of the payment of any Tax paid or indemnified against by the Lessee, such Indemnitee shall promptly pay to the Lessee to the extent such tax benefit was not previously taken into account in computing such payment, but not before the Lessee shall have made all payments then due to such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of (x) the sum of such tax benefit plus any other tax benefit realized by such Indemnitee that would not have been realized but for any payment made by such Indemnitee pursuant to this sentence and not already paid to the Lessee, and (y) the amount of the payment required to be made under Sections 7.01 and 7.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore required to be made under Sections 7.01 and 7.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause
(y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to Section 7.01); provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing under the Lease. The Lessee shall reimburse on an After-Tax Basis such Indemnitee for any payment of a tax benefit pursuant to the preceding sentence to the extent that such tax benefit is disallowed or reduced in a taxable year subsequent to the year of such payment (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired).

         Section 7.03. Time of Payment. Any amount payable to an Indemnitee pursuant to this Article 7 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee pursuant to Section 7.04, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 7.04. Contests. If a written claim is made against any Indemnitee for Taxes with respect to which the Lessee is liable for a payment or indemnity hereunder, such Indemnitee shall promptly give the Lessee notice in writing of such claim and shall furnish the Lessee with copies of any requests for information from any taxing authority relating to such Taxes with respect to which the Lessee may be required to indemnify hereunder; provided, however, that the failure of an Indemnitee to give such notice or furnish such copy shall not terminate any of the rights of such Indemnitee under this
Article 7, except to the extent that the Lessee has been materially and adversely prejudiced by the failure to provide such notice. The Indemnitee shall in good faith, with due diligence and at the Lessee's expense, if timely requested in writing by the Lessee, contest (or, at the Indemnitee's option, require the Lessee to contest in the name of the Lessee, if permitted by law, or the Indemnitee) the validity, applicability or amount of such Taxes by:

         (i)resisting payment thereof if lawful and practicable or not paying the same except under protest if protest is necessary and proper in each case so long as non-payment will not result in a material risk of the sale, forfeiture or loss of, or the creation of a Lien other than a Lessor's Lien on the Aircraft, Airframe or any parts; or

         (ii)if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings.

If the Indemnitee elects to conduct the contest it shall determine in consultation with the Lessee, the manner in which to contest such Taxes and the Indemnitee shall advise the Lessee of actions to be taken in implementing such contest and shall consider in good faith any suggestion made by the Lessee as to the method of pursuing such contest. Notwithstanding the preceding sentences of this Section 7.04, such Indemnitee shall not be required to take any action unless the Lessee shall have (i) agreed to indemnify the Indemnitee for any liability or reasonable expense which such Indemnitee incurred as a result of contesting such Taxes including without limitation (y) reasonable attorneys' and accountants' fees and (z) the amount of any interest, penalty or additions to tax which may ultimately be payable as the result of contesting such Taxes, (ii) delivered to the Indemnitee a written acknowledgment of the Lessee's obligation to such Indemnitee pursuant to this Agreement to the extent that the contest is not successful, provided, however, that such acknowledgement shall not preclude the Lessee from raising defenses to liability under this Agreement if a decision in such contest is rendered which articulates the cause of such Tax and the cause, as so articulated, is not one for which the Lessee is responsible to pay an indemnity hereunder and (iii) made all payments and indemnities (other than contested payments and indemnities) then due to the Indemnitee hereunder or with respect to any of the transactions contemplated by or under the Operative Agreements. In no event shall such Indemnitee be required or the Lessee permitted to contest pursuant to this Section 7.04 the imposition of any Tax for which the Lessee is obligated to indemnify any Indemnitee hereunder unless, if such contest shall be conducted in a manner referencing payment of the claim in advance, Lessee shall have advanced sufficient funds, on an interest free basis to make the payment required, and agreed to indemnify the Indemnitee against any additional net after-tax cost to such Indemnitee of such advance.

         Nothing contained in this Section 7.04 shall require any Indemnitee to contest, or permit Lessee to contest, a claim which such Indemnitee would otherwise be required to contest pursuant to this Section 7.04, if such Indemnitee shall waive payment by Lessee of any amount that might otherwise be payable by Lessee under this Article 8 in connection with such claim.

         Section 7.05. Refunds. Upon receipt by an Indemnitee of a refund of all or any part of any Taxes which the Lessee shall have paid for such Indemnitee or for which the Lessee shall have reimbursed or indemnified such Indemnitee, and provided there shall not have occurred and be continuing any Event of Default (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured), such Indemnitee shall pay to the Lessee an amount equal to the amount of such refund less (x) reasonable expenses not previously reimbursed, (y) all payments then due to such Indemnitee under this Article 7 and (z) Taxes payable with respect to receipt thereof, including interest received attributable thereto, plus any tax benefit actually realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence.

         Section 7.06. Lessee's Reports. In case any report or return is required to be made with respect to any obligation of the Lessee under this
Article 7, the Lessee shall make such report or return, except for any such report or return that the Owner Trustee or the Owner Participant has notified the Lessee that it intends to file, in such manner as will show the ownership of the Aircraft in the Owner Trustee and shall send a copy of the applicable portions of such report or return to the Indemnitee and the Owner Trustee or will notify the Indemnitee of such requirement and make such report or return in such manner as shall be satisfactory to such Indemnitee and the Owner Trustee. The Lessee will provide such information as the Owner Trustee or the Owner Participant may reasonably require from the Lessee to enable the Owner Trustee or the Owner Participant to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements, other than the Tax Indemnity Agreement, and any audit information request arising from any such filing. The Owner Trustee or the Owner Participant will provide such information as the Lessee may reasonably require from the Owner Participant to enable the Lessee to fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Agreements, other than the Tax Indemnity Agreement, and any audit information request arising from such filing. The Lessee shall hold the Owner Trustee and the Owner Participant harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon the Owner Trustee or the Owner Participant to the extent directly attributable to any insufficiency or inaccuracy in any return, statement, or report prepared by the Lessee or information supplied by the Lessee, or directly attributable to the Lessee's failure to supply information as required by this Section 7.06. The Owner Trustee and the Owner Participant shall hold the Lessee harmless from and against any liabilities, including penalties, additions to tax, fines and interest, imposed upon the Lessee to the extent directly attributable to any insufficiency or inaccuracy in any information the Owner Trustee or the Owner Participant is required to supply to the Lessee pursuant to this Section 7.06.

         Section 7.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 7 and the Lessee's obligations under any and all of them shall survive the expiration or other termination of the Operative Agreements but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, expenses and disbursements caused by events occurring or existing prior to or incurred in the process of
(i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.

         Section 7.08. Property Taxes. To the extent permitted by the applicable state or local law, the Lessee shall pay directly any personal property tax, ad valorem tax or similar tax applicable to the Aircraft, the Airframe, any Engine, or any Parts and file any returns or reports required with respect thereto; provided, however, that the Lessee shall not make any statements or take any action which would indicate that the Lessee is the owner of the Aircraft, the Airframe, any Engine or any Part or would otherwise be inconsistent with the terms of the Lease and the position thereunder of the Owner Trustee and the Owner Participant. Copies of such returns or reports, together with evidence of payment of any tax due, shall be sent by the Lessee to the Owner Participant on request.


                                   ARTICLE 8

                               GENERAL INDEMNITY

         Section 8.01. Generally. (a) The Lessee agrees to indemnify each Indemnitee against and agrees to protect, defend, save and keep harmless each Indemnitee from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees and expenses and all costs and expenses relating to amendments, supplements and waivers under the Operative Agreements, the Pass Through Agreement and the Series Supplements except as otherwise provided in
Section 9.01 of every kind and nature (whether or not any of the transactions contemplated by this Agreement are consummated) (individually, an "Expense," collectively, "Expenses"), which may be imposed on, incurred or suffered by or asserted against any Indemnitee, in any way relating to, based on or arising out of:

         (i) this Agreement, the Lease, the Indenture, the Trust Agreement, the Pass Through Agreement, the Series Supplements or any other Operative Agreement or any sublease or any transactions contemplated hereby or thereby;

         (ii) the operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing of the Aircraft, Airframe, or any Engine or any engine used in connection with the Airframe, or any part thereof by the Lessee any sublessee or any other Person whatsoever, whether or not such operation, possession, use, non-use, maintenance, storage, overhaul, delivery, non-delivery, control, repair or testing is in compliance with the terms of the Lease, including without limitation, claims for death, personal injury or property damage or other loss or harm to any Person whatsoever, including, without limitation, any passengers, shippers or other persons wherever located, and claims relating to any laws, rules or regulations, including, without limitation, environmental control, noise and pollution laws, rules or regulation;

         (iii) the manufacture, design, sale, return, purchase, acceptance, rejection, delivery, non-delivery, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, performance, non-performance, sublease, merchantability, fitness for use, alteration, substitution or replacement of any Airframe, Engine, or Part under the Lease, or other transfer of use or possession, or other disposition of the Aircraft, the Airframe, or any Engine, including, without limitation, latent and other defects, whether or not discoverable, strict tort liability, and any claims for patent, trademark or copyright infringement;

         (iv) any breach of or failure to perform or observe, or any other non-compliance with, any condition, covenant or agreement to be performed, or other obligations of the Lessee under any of the Operative Agreements, or the falsity or inaccuracy of any representation or warranty of the Lessee in any of the Operative Agreements (other than representations and warranties in the Tax Indemnity Agreement);

         (v) with respect to the Indenture Trustee, the enforcement of the terms of the Indenture or any document in connection with the Indenture and the administration of the Trust Indenture Estate; and

         (vi) the offer, issuance, sale or delivery of any Certificate or any Pass Through Certificate or interest in the Lessor's Estate in the manner contemplated by this Agreement, the Indenture, the Indenture Supplement or the Trust Agreement and in the case of the Owner Participant, its obligations arising under Section 6.01 of the Trust Agreement.

The foregoing indemnity by the Lessee is intended to include and cover, but is not limited to, any Expense to which the Indemnitees may be subject as a result of their respective ownership or leasing of any interest in the Aircraft, Airframe, any Engine or Part during the Term, whether or not in the Lessee's possession or control, insofar as such Expense relates to any activity or event whatsoever involving such item while it is under lease to the Lessee (or after termination of the Lease in connection with the exercise of remedies thereunder to the extent that such Expense is attributable to the transactions contemplated hereby and by the other Operative Agreements), and such Expense does not fall within any of the exceptions listed in Section 8.01(b) hereof.

         (b) Exceptions. The indemnity provided for in Section 8.01(a) shall not extend to any Expense of any Indemnitee:

         (i) resulting from or arising out of the willful misconduct or gross negligence of such Indemnitee;

         (ii) in respect of the Aircraft to the extent attributable to acts or events which occur after the Aircraft is no longer part of the Lessor's Estate or leased under the Lease or, if the Aircraft remains a part of the Lessor's Estate, after the expiration of the Term (other than pursuant to Article 17 of the Lease, in which case the indemnity provided in Section 8.01(a) hereof shall survive for so long as Lessor shall be entitled to exercise remedies under such Article 17), or from acts or events which occur after return of possession of the Aircraft by the Lessee in accordance with the provisions of the Lease but in any such case only to the extent not fairly attributable to acts or omissions of the Lessee prior to expiration of the Term, including without limitation the Lessee's failure to fully discharge all of its obligations under the Lease or the other Operative Agreements;

         (iii) which is a Tax, whether or not the Lessee is required to indemnify therefor pursuant to Article 7 or pursuant to the Tax Indemnity Agreement;

         (iv) which is a cost or expense required to be paid by the Owner Participant pursuant to Section 9.01 and which is reflected in Basic Rent;

         (v) which would not have been incurred by such Indemnitee if such Indemnitee had not been in breach of its representations or warranties, or had not defaulted in the observance and performance of the terms and provisions provided to be observed and performed by it, in this Agreement, the Lease, the Indenture, the Trust Agreement, or any other Operative Agreement to which it is a party unless such breach or default shall be a result of the breach or default of any of the foregoing by the Lessee;

         (vi) which is a payment required to be made by the Owner Participant pursuant to Section 2.01 but nothing contained in this Section 8.01(b)(vi) shall be deemed or construed to limit the obligations of the Lessee to the Indenture Trustee and Holders pursuant to Section 3.05 of the Lease;

         (vii) in the case of the Owner Participant, Lessor's Liens to the extent attributable to the Owner Participant, in the case of the Owner Trustee, Lessor's Liens to the extent attributable to the Owner Trustee and in the case of the Indenture Trustee, Indenture Trustee's Liens;

         (viii)in the case of the Owner Participant or the Owner Trustee, to the extent resulting from or arising out of, the offer or sale by the Owner Participant or the Owner Trustee after the Certificate Closing Date of any interest in the Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest, unless such offer or sale shall occur during a period when an Event of Default has occurred and is continuing; or

         (ix) resulting from or arising out of any prohibited transaction, within the meaning of Section 4975(c)(1) of the Code or Section 406 of ERISA.

         Section 8.02. After-Tax Basis. The amount which the Lessee shall be required to pay with respect to any Expense indemnified against under Section
8.01 shall be an amount sufficient to restore the Indemnitee, on an After-Tax Basis, to the same position such party would have been in had such Expense not been incurred. If any Indemnitee realizes a permanent tax benefit by reason of the payment of such Expense paid or indemnified against by the Lessee which was not considered in the computation thereof, such Indemnitee shall promptly pay to the Lessee, but not before the Lessee shall have made all payments theretofore due such Indemnitee under this Agreement, the Tax Indemnity Agreement and any other Operative Agreement, an amount equal to the lesser of
(x) the sum of such tax benefit plus any other permanent tax benefit realized by such Indemnitee as the result of any payment made by such Indemnitee pursuant to this sentence and (y) the amount of such payment pursuant to this
Section 8.02 by the Lessee to such Indemnitee plus the amount of any other payments by the Lessee to such Indemnitee theretofore made pursuant to this
Section 8.02 less the amount of any payments by such Indemnitee to the Lessee theretofore made pursuant to this Section 8.02 (and the excess, if any, of the amount described in clause (x) above over the amount described in clause (y) above shall be carried forward and applied to reduce pro tanto any subsequent obligations of the Lessee to make payments pursuant to this Section 8.02), it being intended that no Indemnitee should realize a net tax benefit pursuant to this Section 8.02 unless the Lessee shall first have been made whole for any payments by it to such Indemnitee pursuant to this Section 8.02; provided, however, that notwithstanding the foregoing portions of this sentence, such Indemnitee shall not be obligated to make any payment to the Lessee pursuant to this sentence as long as an Event of Default shall have occurred and be continuing. Any taxes that are imposed on any Indemnitee as a result of the disallowance or reduction of such tax benefit referred to in the next preceding sentence in a taxable year subsequent to the year of allowance and utilization by such Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such Indemnitee that would not otherwise have expired) shall be indemnifiable pursuant to the provisions of Section 7.01 hereof.

         Section 8.03. Subrogation. Upon the payment in full of any indemnity pursuant to this Article 8 by the Lessee (but not earlier), the Lessee shall be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.

         Section 8.04. Notice and Payment. Each Indemnitee and the Lessee shall give prompt written notice one to the other of any liability of which such party has knowledge for which the Lessee is, or may be, liable under this
Article 8; provided, however, that failure to give such notice shall not terminate any of the rights of Indemnitees under this Article 8, except to the extent that the Lessee has been materially prejudiced by the failure to provide such notice. Unless otherwise provided in the Operative Agreements, any amount payable to an Indemnitee pursuant to this Article 8 shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided that in the case of amounts which are being contested by the Lessee in good faith or by the Indemnitee pursuant to Section 8.06, such amount shall be payable 30 days after the time such contest is finally resolved.

         Section 8.05. Refunds. If any Indemnitee shall obtain a recovery of all or any part of any amount which the Lessee shall have paid to such Indemnitee or for which the Lessee shall have reimbursed such Indemnitee under this Article 8, and provided there shall not have occurred an Event of Default (in which case payment shall not be made to the Lessee until such Event of Default shall have been cured) such Indemnitee shall pay to the Lessee the amount of any such recovery, including interest received with respect to the recovery, net of any Taxes paid or payable as a result of the receipt of the recovery and interest, plus any net additional income tax benefits realized by Indemnitee as the result of any payment made pursuant to this sentence less any reasonable costs and expense of any Indemnitee not reimbursed by the Lessee; provided, however, that such amount shall not be payable (a) before such time as the Lessee shall have made all payments or indemnities then due and payable to such Indemnitee under this Article 8 or (b) to the extent that the amount of such payment would exceed the amount of all prior payments by the Lessee to such Indemnitee pursuant to this Article 8, less the amount of all prior payments by such Indemnitee to the Lessee pursuant to this Article
8. Any subsequent loss of such recovery or tax benefit shall be subject to full indemnification hereunder.

         Section 8.06. Defense of Claims. The Lessee or its insurers shall have the right (in each such case at the Lessee's sole expense) to investigate or, provided that the Lessee or its insurers shall not reserve the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend any claim covered by insurance for which indemnification is sought pursuant to this Article 8 and each Indemnitee shall cooperate with the Lessee or its insurers with respect thereto. No Indemnitee shall enter into any settlement or other compromise with respect to any claim described in this Section 8.06 without the prior written consent of the Lessee, which consent shall not unreasonably be withheld, unless such Indemnitee waives its right to be indemnified under this Article 8 with respect to such claim.

         Section 8.07. Survival of Obligations. The representations, warranties, indemnities and agreements of the Lessee provided for in this
Article 8 and the Lessee's obligations under any and all of them shall survive the closing of this transaction and the expiration or other termination of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture and the Lease but, as to such indemnities, only with respect to losses, liabilities, obligations, damages, penalties, claims, actions, suits, costs, expenses and disbursements caused by events occurring or existing prior to or incurred in the process of (i) the return or disposition of the Aircraft under Article 12 or Article 17 of the Lease, or (ii) the termination of the Lease or the Indenture or, if later, the return of the Aircraft.


                                   ARTICLE 9

                               TRANSACTION COSTS

         Section 9.01. Transaction Costs and Other Costs. (a) Transaction Costs. For the purposes of this Agreement, Transaction Costs are ___% of the Purchase Price and include, without limitation, the following:

         (i) The reasonable fees, expenses and disbursements of (A) Special Aviation Counsel, (B) ______________, special counsel for the Owner Participant, (C) _______________, special counsel for the Indenture Trustee, (D) _______________, special counsel for the Owner Trustee, (E) Davis Polk & Wardwell, special counsel to the Lessee and (F)
   ______________, special counsel for the Pass Through Trustee;

         (ii) Printing and duplicating expenses and all fees, taxes and other charges payable in connection with the recording or filing on or before the Delivery Date of the instruments described in this Agreement, the fees and expenses of ______________, financial advisor to the Owner Participant and the fees and expenses (including computer time-sharing charges) of _______________, financial advisor to the Lessee;

         (iii) The initial fees, initial expenses, initial disbursements and the initial costs of distributing the Certificates and Pass Through Certificates (but not the continuing fees, expenses, disbursements and costs of distribution) of the Owner Trustee, as lessor under the Lease and as trustee under the Trust Agreement and with respect to the administration of the Lease and the Lessor's Estate, and of the Indenture Trustee as trustee under the Indenture with respect to the administration of the Trust Indenture Estate;

         (iv) Reimbursement to the Owner Participant for any and all fees, expenses and disbursements of the character referred to above which shall have been paid by the Owner Participant (including without limitation any amounts paid in connection with any report by _____________);

         (v)    Reasonable out-of-pocket expenses of the Owner Participant;

         (vi)   Any other amounts approved by the Lessee and the Owner
   Participant;

         (vii) The initial fees, expenses and disbursements of the Underwriters and (counsel for the Underwriters), other than those fees, expenses and disbursements contemplated by the Underwriting Agreement, as being payable by the Underwriters; and

         (ix) The reasonable fees and expenses of the Lessee's financial advisor.

         (b) Payment. If the transactions contemplated by this Agreement are consummated, as and when any portion of Transaction Costs becomes due and payable, the Owner Participant shall immediately make such payment or, if the Lessee shall have already made such payment, shall reimburse the Lessee therefor or shall, as soon as practicable, furnish the Owner Trustee funds sufficient to, and the Owner Trustee shall, as soon as practicable, make payment of such portion to the person or persons entitled to payment upon presentation to the Owner Trustee of bills or invoices for the amount of such payment. If such transactions are not so consummated, the Lessee shall pay or cause to be paid the Transaction Costs; provided, however, that if the failure of such transactions to be consummated is due to the Owner Participant's failure to negotiate the Operative Agreements in good faith, the Lessee shall have no obligation to pay any costs and expenses incurred by the Owner Participant in connection with the transactions contemplated by this Agreement, but the Lessee shall be obligated to pay all other Transaction Costs.

         (c) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable counsel fees) of the Owner Trustee, as lessor under the Lease and as trustee under the Trust Agreement with respect to the administration of the Lease and the Lessor's Estate, the continuing fees, expenses and disbursements (including reasonable counsel fees and initial fees relating to the establishment of a replacement trustee) of the Indenture Trustee, as trustee under the Indenture with respect to the administration of the Trust Indenture Estate, and the continuing fees, expenses and disbursements (including reasonable counsel fees and critical fees relating to the establishment of a replacement trustee) of the Pass Through Trustee, shall be paid by Lessee, including without limitation any amounts payable to the Indenture Trustee or on account of requests by the Indenture Trustee for indemnification, under Section 9.11 and Article 11 of the Indenture.

         (d) Amendments and Supplements. Without limitation of the foregoing, the Lessee agrees:

         (i) to pay to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Pass Through Trustee, all costs and expenses (including reasonable legal fees and expenses) incurred by any of them in connection with the entering into or giving or withholding of any amendments or supplements or waivers or consents, including without limitation, any amendment, waiver, modification or consent resulting from any work-out, restructuring or similar proceeding relating to the performance or nonperformance by the Lessee of its obligations under the Operative Agreements or with respect to this Agreement, the Lease, the Indenture, the Certificates, the Tax Indemnity Agreement or any other document or instrument delivered pursuant to any of them, which amendment, supplement, waiver or consent is required by any provision of any Operative Agreement or is requested by the Lessee or necessitated by the action or inaction of the Lessee; provided, however, that the Lessee shall not be responsible for fees and expenses incurred in connection with the offer, sale or other transfer (whether pursuant to Article 5 of the Trust Agreement or otherwise) by the Owner Participant or the Owner Trustee after the Delivery Date of any interest in Aircraft, the Lessor's Estate or the Trust Agreement or any similar interest; and

         (ii) to pay the fees, costs and expenses of all appraisers involved in an independent appraisal of the Aircraft to the extent required under
   Section 4.03 of the Lease.


                                  ARTICLE 10

                            SUCCESSOR OWNER TRUSTEE

         Section 10.01. Appointment of Successor Owner Trustee. (a) Resignation and Removal. The Owner Trustee or any successor Owner Trustee may resign or may be removed by the Owner Participant, a successor Owner Trustee may be appointed and a corporation may become Owner Trustee under the Trust Agreement only in accordance with the provisions of Section 3.11 of the Trust Agreement and the provision of paragraphs (b) and (c) of this Section 10.01.

         (b) Conditions to Appointment. The appointment in any manner of a successor Owner Trustee pursuant to Section 3.11 of the Trust Agreement shall be subject to the following conditions:

         (i)   Such successor Owner Trustee shall be a Citizen of the United
   States;

         (ii) Such successor Owner Trustee shall be a bank or a trust company having combined capital, surplus and undivided profits of at least $100,000,000;

         (iii) Such appointment shall not violate any provisions of the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered or create a relationship which would be in violation of the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered; and

         (iv) Such successor Owner Trustee shall enter into an agreement or agreements, in form and substance satisfactory to the Lessee, Owner Participant, the Pass Through Trustee and the Indenture Trustee whereby such successor Owner Trustee confirms that it shall be deemed a party to this Agreement, the Trust Agreement, the Lease, the Lease Supplement, the Certificates, the Indenture, and the Indenture Supplement and agrees to be bound by all the terms of such documents applicable to the Owner Trustee and makes the representations and warranties contained in Section 6.04 hereof (except that it may be duly incorporated, validly existing and in good standing under the laws of the United States of America or any State thereof).

         (c) Appointment. For so long as the Aircraft remains registered under the Act, the Owner Participant agrees to appoint promptly a successor Owner Trustee meeting the requirements of Section 10.01(b) in the event the Owner Participant has knowledge that the Owner Trustee at any time shall not be a Citizen of the United States.

         (d) Revocation. The Owner Participant agrees not to revoke and terminate the Trust Agreement except in accordance with Section 4.01(a) of the Trust Agreement or amend the Trust Agreement except pursuant to Section 6.02 of the Trust Agreement.


                                  ARTICLE 11

                       LIABILITIES AND INTERESTS OF THE
                 OWNER PARTICIPANT AND EACH CERTIFICATEHOLDER

         Section 11.01. Liabilities of the Owner Participant. The Owner Participant shall have no obligation or duty to the Lessee or to any Holder with respect to the transactions contemplated by this Agreement, except those obligations or duties expressly set forth in this Agreement, the Indenture, the Trust Agreement, the Tax Indemnity Agreement, the Bills of Sale, the Lease or any other Operative Agreement to which the Owner Participant is a party and the Owner Participant shall not be liable for the performance by any party hereto of such other party's obligations or duties hereunder. Under no circumstances shall the Owner Participant as such be liable to the Lessee, nor shall the Owner Participant be liable to any Holder, for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with this Agreement, the Indenture, the Bills of Sale, the Lease, the Trust Agreement, the ownership of the Aircraft, the administration of the Lessor's Estate or the Trust Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee.

         Section 11.02. Interest of Holders of Certificates. A Holder of a Certificate shall have no further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal of and interest on all Certificates held by such Holder and all other sums payable to such Holder under this Agreement, under the Indenture and under such Certificates shall have been paid in full.


                                  ARTICLE 12

                                OTHER DOCUMENTS

         Section 12.01. Consent of Lessee to Other Documents. The Lessee hereby consents in all respects to the execution and delivery of the Trust Agreement and the Indenture and to all of the terms of said documents, and the Lessee acknowledges receipt of an executed counterpart of the Trust Agreement and Indenture; it being agreed that such consent shall not be construed to require the Lessee's consent to any future supplement to, or amendment, waiver or modification of the terms of the Trust Agreement, the Indenture or the Certificates, except that prior to the occurrence and continuance of an Event of Default, no section of the Indenture or the Trust Agreement shall be amended or modified in any manner materially adverse to the Lessee without its consent.

         Section 12.02. Further Assurances. The Lessee agrees that, except as otherwise provided in the Indenture, the Owner Trustee may not enter into any amendment, modification or supplement of, or give any waiver or consent with respect to, or approve any matter or document as being satisfactory under the Lease without the prior consent of the Indenture Trustee and the Owner Participant and that, except as otherwise provided in the Indenture, upon an Indenture Event of Default, the Indenture Trustee may act as the Lessor under the Lease to the exclusion of the Owner Trustee. The Lessee further agrees to deliver to the Indenture Trustee and the Owner Participant a copy of each notice, statement, request, report or other communication given or required to be given to the Owner Trustee under the Lease.


                                  ARTICLE 13

                                    NOTICES

         Section 13.01. Notices. All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be deemed received (a) if given by telecopier when transmitted and the appropriate telephonic confirmation received if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission, (b) if given by certified mail, return receipt requested, postage prepaid five Business Days after being deposited in the United States mail, (c) if given by telex, upon receipt by the party transmitting the telex of such party's callback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by Federal Express service or other means, when received or personally delivered, addressed:

         (a) If to the Lessee, to its office at 2005 Corporate Avenue, Memphis, Tennessee 38132, Attention: Senior Vice President and Chief Financial Officer with a copy to Senior Vice President and General Counsel; telephone (901) 395-3388, facsimile (901) 395-4758; (Telex No. 82-2163, answer back FEDEX INT MFS), or at such other address as Lessee shall from time to time designate in writing to Lessor, Indenture Trustee and the Owner Participant;

         (b) If to Lessor or Owner Trustee, to its office at ________________________; Attention: _____________________; telephone
_____________; facsimile ______________; or to such other address as Lessor shall from time to time designate in writing to the Lessee, the Indenture Trustee, with a copy to Owner Participant at the Owner Participant's address as provided in subsection (c) below;

         (c) If to the Owner Participant, to its office at ___________________________; Attention: _____________________; telephone
_____________; facsimile ______________; or to such other address as the Owner Participant may from time to time designate in writing to the Lessee and the Indenture Trustee;

         (d) If to Indenture Trustee, to its office at _________________________; Attention: _____________________; telephone
_____________; facsimile ______________; or to such other address as the Indenture Trustee shall from time to time designate in writing to the Lessor, the Lessee and the Owner Participant; and

         (e)If to the Pass Through Trustee, to its office at _______________________; Attention: _____________________; telephone
_____________; facsimile ______________; or to such other address as the Pass Through Trustee shall from time to time designate in writing to the Lessor, the Lessee or the Owner Participant.


                                  ARTICLE 14

                                  REFINANCING

         Section 14.01. Refinancing. (a) Subject to the terms and conditions of this Section 14.01, the Lessee may request the Owner Participant to participate in the refinancing in full or in part (but in no event less than all the Certificates of each series being refinanced) of the Certificates during the Basic Term on any Rent Payment Date (a "Refinancing"). So long as there is no material risk of adverse tax consequences, such Refinancing may be placed in either the private or public markets, in the United States or elsewhere, in United States dollars, and on terms reasonably satisfactory to the Owner Participant. The Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with the Lessee as to the term of any such refinancing transaction (including the terms of any debt to be issued in connection with such refinancing and the documentation to be executed in connection therewith). Without the consent of the Owner Participant, the prospectus and other offering materials relating to any Refinancing in the form of a public offering shall not identify the Owner Participant and shall not include any financial statements of the Owner Participant or any Affiliate thereof. In connection with any such Refinancing in the form of a public offering, the Lessee shall indemnify the Owner Participant for any liabilities under federal, state or foreign securities laws resulting from such offering. The aggregate principal amount of the new Certificates issued in connection with each Refinancing shall be the same as the aggregate principal amount outstanding on the Certificates being refinanced (assuming no principal on the old Certificates was due on the date of such refinancing).

         (b) Such Refinancing shall be permitted at any time after the Delivery Date but only _____ Refinancings shall be permitted during the Basic Term. The Lessee shall give each Loan Participant at least ten days revocable written notice of the proposed date of the Refinancing, which notice shall become irrevocable upon the agreement in principle of the parties to the terms of any such Refinancing as contemplated in Section 14.01(a).

         If such Refinancing shall occur, then, commencing on the Payment Date next succeeding the date of such Refinancing, each installment of Basic Rent payable under the Lease shall be adjusted by an amount determined by the Owner Participant to provide the Lessee with 100% of the after-tax benefit obtained by the Owner Participant as a result of the Refinancing to the extent the foregoing can be accomplished in a manner consistent with the maintenance of the Owner's Economic Return. At the request and expense of the Lessee, the accuracy of the calculation of such reductions shall be certified to the Lessee by the firm of independent public accountants then retained by the Owner Participant and, in order to enable them to verify such reductions and subject to the execution of an appropriate confidentiality agreement, the Owner Participant shall make available to such accountants all information reasonably necessary for such verification, including the name of the lease analysis program used by the Owner Participant to calculate such reductions.

         Prior to the consummation of any Refinancing pursuant to this Section 14.01, the Owner Participant and the Lessee shall agree upon a schedule setting forth each installment of Basic Rent giving effect to the reduction of Basic Rent and the Stipulated Loss Values, Purchase Option Price and Termination Values payable pursuant to the Lease as a result of the Refinancing, which shall maintain Owner's Economic Return and comply with
Section 3.04 of the Lease, and thereafter the amounts set forth in such schedule shall become the amounts payable under the Lease as installments of Basic Rent, Stipulated Loss Value, Purchase Option Price and Termination Values, as the case may be. Upon the consummation of the Refinancing, the evidence of indebtedness issued pursuant to the Refinancing shall be considered "Certificates" for purposes of this Agreement, the Lease and the Indenture.

         (c)  Intentionally Left Blank.

         (d) Each party agrees to take or cause to be taken all requested action, including, without limitation, the execution and delivery of any documents and instruments, including, without limitation, amendments or supplements to the Lease, which may be reasonably necessary or desirable to effect such Refinancing, including, in the case of the Owner Participant, direction to the Owner Trustee by the Owner Participant to prepay the relevant Certificates; provided, however, that such Refinancing shall be subject to the satisfaction of each of the following conditions:

         (i) Payment of principal, accrued interest and any other amounts due and owing on the Certificates payable under Section 6.02 of the Indenture;

         (ii) Payment in full of all other amounts then due and owing by the Lessee under this Agreement, the Indenture, the Lease, the Trust Agreement, and the Certificates then outstanding shall have been made by the Lessee;

         (iii) Such party shall have received such opinions of counsel (including, without limitation, an opinion for the benefit of the Owner Participant that such Refinancing shall not result in any adverse tax consequences to Owner Participant), certificates and other documents as it may reasonably request, each in form and substance reasonably satisfactory to such party;

         (iv) All authorizations, approvals and consents which in the reasonable judgment of the Owner Participant are necessary for such Refinancing shall have been obtained;

         (v) The Lessee shall have provided or agreed to provide to the Owner Participant, as Supplemental Rent under the Lease, sufficient funds to pay the costs and expenses referred to in Section 14.01(e); and

         (vi) The satisfaction or waiver by each other party to this Agreement of the conditions set forth in this Section 14.01 to such party's obligations under this Section 14.01.

         (e) The Lessee shall pay to the Owner Participant and the Owner Participant shall pay, from such funds, all costs and expenses of each party, including the reasonable fees, expenses and disbursements of their respective counsel in connection with a Refinancing or proposed Refinancing pursuant to this Section 14.01; provided, however, that the costs of the Owner Participant shall include only reasonable out-of-pocket expenses.

         (f) In connection with any prepayment of the Certificates pursuant to Section 6.02 of the Indenture resulting from a Refinancing or the exercise by the Lessee of its purchase option contained in Section 4.02(a)(A), 4.02(a)(B), 4.02(a)(D) or 4.02(a)(E) of the Lease, the Lessee agrees to furnish to the Indenture Trustee and the Pass Through Trustee not later than the third Business Day prior to the Prepayment Date (as defined in said
Section 6.02) a calculation of all amounts payable thereon in sufficient detail to indicate the basis for such calculation.


                                    ARTICLE 15

                                  MISCELLANEOUS

         Section 15.01. Owner for Federal Tax Purposes. It is hereby agreed between the Owner Participant and the Lessee (but the Lessee makes no representation to such effect) that for Federal income tax purposes the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee of the Aircraft.

         Section 15.02. Collateral Account. (a) The Indenture Trustee shall notify the Owner Trustee and the Lessee of any losses incurred on the Specified Investments in the Collateral Account promptly upon the realization thereof, as well as any fees, commissions and other costs, Taxes (other than income taxes) and expenses, if any, incurred by the Indenture Trustee in connection with its administration of the Collateral Account (collectively, "Losses"). Promptly upon receipt of such notification but, in any event, no later than the earlier of the Delivery Date and the Cut-Off Date, the Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee, for deposit into the Collateral Account, an amount equal to such Losses (net of any investment earnings).

         (b) The Lessee shall pay to the Indenture Trustee, on behalf of the Owner Trustee, on the Commencement Date an amount equal to the aggregate amount of interest accrued on the Certificates from (and including) the Certificate Closing Date to (but excluding) the Delivery Date.

         (c) If the Aircraft has neither (i) been purchased by the Owner Trustee on the Delivery Date nor (ii) been acquired by the Lessee in the manner contemplated by Section 3.05(a)(ii) hereof, the Lessee agrees to pay to the Indenture Trustee, on behalf of the Owner Trustee, on the 15th day following the Cut-Off Date the excess, if any, of the amounts payable under
Section 6.02(b)(1) of the Indenture over the amounts released from the Collateral Account under Section 2.15 of the Indenture.

         (d) All amounts payable by the Lessee pursuant to this Section 15.02 shall be paid to the Indenture Trustee at its principal office at ____________________________ __________________________________, Attention:
__________________________, or as the Indenture Trustee may otherwise direct within the United States, by wire transfer of immediately available funds in U.S. Dollars no later than 10:30 a.m., New York City time, on the due date of such payment.

         Section 15.03. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 15.04. No Oral Modifications. Neither this Agreement nor any of its terms may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No such written termination, amendment, supplement, waiver or modification shall be effective unless a signed copy shall have been delivered to the Owner Trustee and the Indenture Trustee. A copy of each such termination, amendment, supplement, waiver or modification shall also be delivered to each other party to this Agreement other than the Original Loan Participant.

         Section 15.05. Captions. The table of contents preceding this Agreement and the headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Agreement.

         Section 15.06. Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and its successors and assigns, each party and its successors and assigns, including without limitation each Holder of a Certificate, the Owner Participant and its successors and assigns, the Owner Trustee and its successor as Owner Trustee (and any additional trustee appointed), the Indenture Trustee and its successors as Indenture Trustee (and any additional trustee appointed) under the Indenture and the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed).

         Section 15.07. Concerning the Owner Trustee, Pass Through Trustee and Indenture Trustee. Each of __________ Trust Company, ____________ and _____________, is entering into this Agreement solely in their respective capacities, in the case of __________ Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement, in the case of ______________, as trustee under the Pass Through Agreement and in the case of
__________________________, as mortgagee under the Indenture, and except as otherwise expressly provided in this Agreement or in the Lease, the Indenture, the Pass Through Agreement or the Trust Agreement, neither ________________________, _____________________ nor _________________________,
shall be personally liable for or on account of its statements, representations, warranties, covenants or obligations under this Agreement; provided, however, that each of __________ Trust Company, ________________ and ______________ accepts the benefits running to it under this Agreement, and each agrees that (except as otherwise expressly provided in this Agreement or any other Operative Agreement to which it is a party) it shall be liable in its individual capacity for its own gross negligence or willful misconduct (whether in its capacity as trustee or in its individual capacity), and for any negligence in connection with any inaccuracy of representations and warranties or any breach of covenants (which covenants, in the case of the Indenture Trustee shall be those set forth in Sections 6.05(b) and 6.05(c) hereof and Sections 3.02, 3.04, 3.07, 9.01, 9.02 and 9.06 of the Indenture) made in its individual capacity pursuant to or in connection with this Agreement or the other Operative Agreements to which it is a party.

         Section 15.08. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 15.09. Public Release of Information. Subject to applicable legal requirements, so long as there shall not have occurred an Event of Default or Indenture Event of Default, each party shall in each instance obtain the prior written approval of each other party concerning the exact text and timing of news releases, articles and other information releases to the public media concerning this Agreement.

         Section 15.10. Certain Limitations on Reorganization. The Holders of the Certificates and the Indenture Trustee agree that, if (i) the Lessor's Estate or the Trust becomes a debtor subject to the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes, (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the Indenture Trustee or the Holder of any Certificate directly or indirectly on account of any amount payable as principal, interest or premium on the Certificates, and (iii) the Holder of any Certificate or the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (ii) above, then such Certificate Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 15.10, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by such Certificate Holder or Indenture Trustee exceeds the amount which would have been received by such Certificate Holder or the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section shall prevent any Certificate Holder or the Indenture Trustee from enforcing any individual obligation (and retaining the proceeds thereof) of the Owner Participant under this Agreement or any other Operative Agreement to the extent herein or therein provided, for which the Owner Participant has expressly agreed by the terms of this Agreement to accept individual responsibility. Nothing contained herein shall be construed as requiring any Holder to refund any amount distributed to such Holder pursuant to the Indenture.

         Section 15.11. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

         Section 15.12. Section 1110 Compliance. The Participants and the Lessee agree that the transactions contemplated by the Operative Agreements are intended to be and should be construed so as to be entitled to the benefits and protections of 11 U.S.C. Section 1110.

         Section 15.13. Authorization to Owner Trustee. The Owner Participant hereby authorizes and instructs the Owner Trustee to enter into, and to perform its obligations contemplated under, this Agreement, the Trust Agreement, the Indenture and the Lease and to execute the Certificates referred to herein and to deliver them to the Indenture Trustee for authentication. The Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee hereby consent to the Lease, the Trust Agreement and the Indenture.


                                  ARTICLE 16

                                CONFIDENTIALITY

         Section 16.01. Confidentiality. The Owner Trustee, the Owner Participant, the Pass Through Trustee, the Indenture Trustee and the Lessee shall keep the Operative Agreements other than the Lease, the Lease Supplement, the Indenture, the Indenture Supplement, and FAA Bill of Sale (the "Confidential Documents") confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (a) to prospective transferees of the Owner Trustee's or the Owner Participant's interest in the trust or the Aircraft who agree in writing to hold such information confidential and deliver a copy of such agreement to the Lessee, (b) to prospective transferees of the Indenture Trustee's interest or the Pass Through Trustee's interest or any Holder's interest, who agree in writing to hold such information confidential and delivers a copy of such agreement to the Lessee, (c) to the Owner Trustee's or the Owner Participant's accountants, counsel or special counsel who have been instructed and shall have agreed in writing to keep such information confidential or (d) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including Internal Revenue Service auditors, state taxing authorities state insurance authorities or state or federal banking authorities, provided, however, that, except with respect to disclosures to Persons described in clause (d) of this sentence, any and all disclosures of all or any part of the Confidential Documents which are permitted shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

         IN WITNESS WHEREOF, the parties have caused this Participation Agreement to be executed by their respective, duly authorized officers as of the date first above written.


                                 LESSEE:

                                 FEDERAL EXPRESS CORPORATION


                                 By:__________________________________________
                                      Name:
                                      Title:  Vice President and Treasurer



                                 OWNER PARTICIPANT:

                                 _______________________________


                                 By:__________________________________________
                                      Name:
                                      Title:



                                 OWNER TRUSTEE:

                                 _______________________________,
                                 not in its individual capacity,
                                 but solely as Owner Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                 INDENTURE TRUSTEE:

                                 _______________________________,
                                 not in its individual capacity,
                                 but solely as Indenture Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:



                                 PASS THROUGH TRUSTEE:

                                 _______________________________,
                                 not in its individual capacity,
                                 but solely as Pass Through Trustee


                                 By:__________________________________________
                                      Name:
                                      Title:


                                  SCHEDULE I

         PURCHASE PRICE, DEBT PORTION AND OWNER PARTICIPANT COMMITMENT



Purchase Price                                          $_____________________


Debt Portion                                            $_____________________


Owner Participant Commitment                            $_____________________



                                  SCHEDULE II

                                  DEFINITIONS

GENERAL PROVISIONS

            The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

            [All other terms used in the Indenture that are defined in the Trust Indenture Act (as defined below) or the Securities Act (as defined below) have the meanings assigned to such terms in the Trust Indenture Act or the Securities Act as in force on the date of the Indenture, except as otherwise expressly provided or unless the context requires.](1)

- ------------
(1) To be used for a qualified Indenture.

            Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

            Act or Federal Aviation Act. The Federal Aviation Act of 1958, as amended and in effect, on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

            Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United States Civil Aeronautics Board, or any person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

            Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership or voting securities or by contract or otherwise.

            After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant, or any corporate affiliate of the Owner Participant, it shall be presumed that such Person is at all times subject to Federal income tax at the maximum marginal rate generally applicable to corporations from time to time.

            Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in Part 121 of the Federal Aviation Regulations, and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under Section 402 of the Act.

            Aircraft. The Airframe to be sold by the Lessee to the Owner Trustee pursuant to the Participation Agreement and leased under the Lease (or any permitted substitute Airframe) together with the _____ Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 11.03 of the Lease. Prior to delivery of the initial
Lease Supplement, references in the Operative Agreements (including Section
3.05 of the Participation Agreement) to the Aircraft shall mean the __________________ airframe bearing FAA Registration Number N_____ and Manufacturer's serial number _____, together with _________________________________ engines bearing Manufacturer's serial numbers
___________________.

            Airframe. The ________________________ aircraft (excluding the Engines or engines from time to time installed thereon) leased by Lessor to Lessee pursuant to the Lease and the Lease Supplement and having the United States FAA Registration Number and manufacturer's serial number specified in the Lease Supplement, including (i) all Parts so long as the same shall be incorporated or installed in or attached to such Airframe, or so long as title to any such Parts shall remain vested in Lessor in accordance with the terms of Section 8.01(b) of the Lease after removal from such Airframe, and (ii) any replacement airframe which may be substituted pursuant to Section 11.03 of the Lease.

            Ancillary Agreements. Any written agreement of the Lessee entered into on the Delivery Date or at any time thereafter in connection with the transaction contemplated by the Operative Agreements or the Original Agreements, in each case as amended from time to time.

            Appraisal. The report prepared by BK Associates, Inc. and delivered to the Owner Participant and Lessee on the Delivery Date pursuant to
Section 4.02(j) of the Participation Agreement.

            Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

            Basic Rent. The aggregate periodic rent payable for the Aircraft throughout the Basic Term pursuant to Section 3.02 of the Lease.

            Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date _________ years from the Commencement Date, or such earlier date on which the Lease shall be terminated as provided therein.

            Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

            Bills of Sale. Collectively, the FAA Bills of Sale for the Aircraft, an additional full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Lessee as owner of the Aircraft in favor of the Owner Trustee and dated the Delivery Date and an additional full warranty bill of sale covering the Aircraft executed by the Manufacturer in favor of Lessee.

            Burdensome Indemnity Payment. A Loss, as defined in the Tax Indemnity Agreement, which causes the aggregate net present value of all Losses paid or payable by the Lessee as of the determination date discounted semi-annually at the Debt Rate to the date of determination to exceed ___% of the Purchase Price.

            Business Day. Any day other than a Saturday, Sunday or other day on which commercial banking institutions in __________, ________, ______________, ____, New York, New York, ________________________ or Memphis,
Tennessee are authorized or required by law to close.

            Certificate Closing Date. The date of the closing with respect to the purchase of Certificates by the Pass Through Trustee contemplated by
Section 2.01(b) of the Participation Agreement.

            Certificates. The Equipment Trust Certificates (Federal Express 199_-[SERIES NAME]), issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

            Change in Tax Law. Any change to the Code or the Treasury regulations promulgated thereunder or the publication of any revenue ruling, revenue procedure or any informational release by the Internal Revenue Service or the Department of Treasury, provided that the Owner Participant or the Lessee has notified the other parties of such change in writing prior to the Delivery Date.

            Change in Tax Rate. Any amendment, modification, deletion, addition, or change to the Code which is enacted into law after the Delivery Date which changes the highest marginal statutory rate of Federal income tax applicable to the Owner Participant (other than a change which is in the nature of a minimum tax).

            Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

            Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of Certificates by the Pass Through Trustee.

            Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

            Collateral Account. The deposit account established and maintained pursuant to Section 2.12 of the Indenture.

            Commencement Date.  ________________________.

            Commission. The Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

            Commitment. The amount of the Owner Participant's participation in the Purchase Price required to be made available or paid as provided in
Section 3.02 of the Participation Agreement.

            Consent and Agreement. The Consent and Agreement means the Consent and Agreement dated as of ____________, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

            Cut-Off Date.  ___________,19__.

            Corporate Base Rate. The rate announced from time to time by ________ as its Corporate Base Rate.

            Debt Portion. The amount specified as such on Schedule I to the Participation Agreement.

            Debt Rate. The average weighted rate of interest on the Certificates issued pursuant to the Indenture.

            Default. Any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

            Delayed Delivery Notice. A certificate signed by a Responsible Officer of the Lessee (i) requesting that the Pass Through Trustee temporarily delay purchase of the Certificates to a date later than the Pass Through Closing Date, (ii) stating the amount of the purchase price of each such Certificate and the aggregate purchase price of all such Certificates, (iii) stating the reasons for such delay and (iv) either (1) setting or resetting the Delivery Date (which shall be on or prior to the Cut-Off Date), or (2) indicating that such Delivery Date will be set by subsequent written notice not less than three Business Days prior to such new Delivery Date (which shall be on or prior to the applicable Cut-off Date).

            Delivery Date. The date on which the Aircraft is to be delivered and sold by the Lessee to the Lessor and leased by the Lessor to the Lessee under the Lease, which date is also the date of the initial Lease Supplement.

            Delivery Notice. Notice of the Aircraft's Delivery Date, given by the Lessee as provided in Section 3.01 of the Participation Agreement and including any notice with respect to a postponed Delivery Date given by the Lessee pursuant to Section 3.05(c) of the Participation Agreement.

            Depository. The depository of the Registered Global Certificate, if any, representing the Equipment Trust Certificates issued under the Indenture and any successor to such depository appointed by the Company pursuant hereto. Such depository initially shall be Depository Trust Company, a New York corporation.

            Eligible Deposit Account. Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution with corporate trust powers organized under the laws of the United States or any state thereof, or the District of Columbia, and whose deposits are insured by the Federal Deposit Insurance Corporation, provided that such institution also must have a combined capital and surplus of at least $100,000,000 and a rating of A or better from the Thomson Bank Watch.

            Eligible Institution. A depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which in any such case at all times (a) has either (x) a long-term unsecured debt rating of at least Aa2 by Moody's or (y) a short-term certificate of deposit rating of P-1 by Moody's, (b) has either (x) a long-term unsecured debt rating of a least AA by S&P or (y) a short-term certificate of deposit rating of A-1+ by S&P and (c) is a member of the Federal Deposit Insurance Corporation.

            Engine. Each of the ______________________ engines listed by its manufacturer's serial number in the initial Lease Supplement and leased pursuant to the Lease, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03, 11.03, 11.04 or 12.02 of the Lease, together with all Parts incorporated or installed in or attached to any such Engine and all Parts removed from any such Engine so long as title to such Parts shall remain vested in the Lessor in accordance with the terms of
Article 8 of the Lease after removal from such Engine. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Lease. The term "Engines" means, as of any date of determination, all Engines then leased to the Lessee pursuant to the Lease.

            Engine Consent and Agreement. The Engine Consent and Agreement dated as of ________, executed by the Engine Manufacturer, as the same may be amended from time to time.

            Engine Manufacturer.  ________________________, a ________
corporation.

            ERISA. The Employee Retirement Income Security Act of 1974, as amended.

            Event of Default. Each of the events specified in Article 16 of the Lease.

            Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 180 days (or in any event if such loss is continuing on the last day of the Term) due to theft or disappearance, or (B) for a period in excess of 60 days (or in any event if such loss is continuing on the last day of the Term) due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) (x) condemnation, confiscation or seizure of, or requisition of title to such property, or (y) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days, or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months in the event that the Aircraft, the Airframe or any Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet Program, as such term is defined in Section 7.02(a)(iv) of the Lease; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of eighteen (18) consecutive months, unless the Lessee, prior to the expiration of such eighteen month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of two (2) consecutive years or for a period extending beyond the end of the Term, unless the Lessee, prior to the expiration of such two (2) year period shall have conformed at least one __________________ aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use for a period in excess of 180 days due to theft or disappearance, or loss for a period in excess of 60 days due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement), (ii) an insurance settlement on the basis of total loss with respect to such property, (iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

            Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case in respect of the Tax Indemnity Agreement, (ii) indemnity payments and interest thereon and other amounts payable by the Lessee to the Owner Participant or to the Trust Company or any of their respective Affiliates, successors, assigns, directors, officers, employees, agents or servants pursuant to Article 7 or 8 of the Participation Agreement or any corresponding payment of Supplemental Rent under the Lease; (iii) proceeds of public liability insurance in respect of the Aircraft payable to the Owner Participant or Trust Company, or any of their Affiliates, successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner Participant or the Trust Company either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Trust Company or the Owner Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft which is separately acquired and paid for by the Owner Participant (directly or through the Owner Trustee) or the Lessor in accordance with Section 13.05 of the Lease; (v) indemnity payments payable by the Owner Participant to the Trust Company pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Owner Trustee, Trust Company or the Owner Participant pursuant to
Section 9.01 of the Participation Agreement, Section 3.02(b) of the Lease and
Section 2.02 of the Participation Agreement; (vii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vi) above and (viii) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

            Expense and Expenses. Have the meaning specified in Section 8.01(a) of the Participation Agreement.

            FAA Bills of Sale. The bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority executed by the Lessee in favor of the Lessor and dated the Delivery Date and the bill of sale for the Airframe on AC Form 8050-2, or such other form as may be approved by the Aeronautics Authority executed by the manufacturer in favor of the Lessee.

            Fair Market Renewal Term. One or more terms of one or more years, but not to exceed ____ years in the aggregate and which term(s) shall immediately follow the end of the Basic Term or the Fixed Renewal Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a)(B) thereof.

            Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. In such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of Section 4.03 of the Lease.

            Federal Aviation Administration and FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

            Fixed Renewal Rental. An amount equal to 50% of the average semiannual payments of Basic Rent during the Basic Term as such payments may be adjusted pursuant to Section 3.04 of the Lease.

            Fixed Renewal Term. Up to ____ renewal terms, each term to be not less than ____ year, but not more than _____ years in the aggregate.

            Government. The United States of America or an agency or instrumentality thereof.

            Holder. As of any particular time, the person in whose name a Certificate shall be registered.

            Indebtedness of any Person means at any time, without duplication,
(i) all obligations of such Person for borrowed money or the deferred purchase price of property, or evidenced by bonds, debentures, notes or other similar instruments, or arising under leases that are properly capitalized under generally accepted accounting principles applicable to such Person and (ii) all guarantees by such Person of such obligations described in clause (i) above of third parties.

            Indemnitee. Each of the Owner Trustee, in its individual capacity and as trustee, the Owner Participant, the Original Loan Participant, the Indenture Trustee, in its individual capacity and as trustee, and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), and any Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate and the Trust Indenture Estate. Neither the Certificate Holder nor any holder of a Pass Through Certificate shall be deemed to be an Indemnitee.

            Indenture. The Trust Indenture and Security Agreement, dated as of ___________, 199_, as amended and restated as of _____________, 199_, between the Lessor and the Indenture Trustee and the Indenture Supplement and any amendment or supplement hereto or thereto from time to time entered into.

            Indenture Default. Any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Indenture Event of Default.

            Indenture Documents. The Participation Agreement, the Trust Agreement (including any Trust Agreement Supplements), the Lease (including any Lease Supplements), the Indenture (including any Indenture Supplements), the Certificates, the Purchase Agreement Assignment, the FAA Bills of Sale, the Consent and Agreement and the Engine Consent and Agreement.

            Indenture Event of Default.  Each of the events specified in
Section 7.01 of the Indenture.

            Indenture Supplement. Any Indenture Supplement, substantially in the form of Exhibit A to the Indenture, entered into between the Indenture Trustee and the Owner Trustee, which Indenture Supplement shall incorporate by reference the provisions of the Indenture including any amendments entered into subsequent to the Delivery Date.

            Indenture Trustee. _______________________, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

            Indenture Trustee's Liens. Any Lien on the Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any document included in the Trust Indenture Estate or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

            Independent Appraisal.  An appraisal conducted pursuant to Section
4.03 of the Lease.

            Independent Investment Banker. An independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

            Interest Payment Date means each _________ and ________ beginning with __________, 199_; provided, that if any such day is not a Business Day, the relevant Interest Payment Date shall be the next succeeding Business Day.

            Interim Term. The period commencing on the Delivery Date and ending at the end of the day immediately preceding the Commencement Date.

            Invoice. The invoice for the Aircraft given by the Lessee to the Lessor.

            Lease. The Lease Agreement dated as of __________, 199_, entered into by the Lessor and the Lessee and the Lease Supplement and any amendment or supplement hereto or thereto from time to time entered into.

            Lease Supplement. Any Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee for the purpose of leasing the Aircraft pursuant to the terms of the Lease, which Lease Supplement shall incorporate by reference the provisions of the Lease including any amendments or supplements entered into subsequent to the Delivery Date.

            Lessee. Federal Express Corporation, a Delaware corporation, and its successors and assigns in its capacity as lessee.

            Lessor. __________ Trust Company, a ________ banking corporation, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and assigns.

            Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to the Collateral Account, the Liquid Collateral, the Aircraft, the Lease, any Lease Supplement, the Bills of Sale, any warranty with respect to the Airframe and the Engines, all amounts of Basic Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner Trustee for its own account or in its individual capacity, the Owner Participant or any Holder or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or any Holder, or to any of their respective directors, officers, employees and agents pursuant to Articles 7 and 8 of the Participation Agreement). Notwithstanding the foregoing, "Lessor's Estate" shall not include any Excepted Payment.

            Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate arising as a result of (i) claims against the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) acts or omissions of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, Owner Participant, Lessor's Estate or the trust created by the Trust Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, or (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner Participant of its interests in the Aircraft other than a transfer of the Aircraft pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease.

            Letter of Representations. A letter from the Company and the Owner Trustee to, and accepted by, the Depository, as such letter may be modified or supplemented, or any successor letter thereto.

            Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

            Liquid Collateral. All amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part or are included in the proceeds of any of the foregoing.

            Losses. Has the meaning specified in Section 15.02(a) of the Participation Agreement.

            Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% in aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) by the Lessee, (iii) by the Indenture Trustee or (iv) by any Affiliate of either.

            Make-Whole Premium. With respect to each Certificate to be prepaid pursuant to Sections 6.02(ii), 6.02(iv) and 6.02(v) of the Indenture an amount determined as of the day before the applicable Prepayment Date which an Independent Investment Banker determines to be equal to an excess of (i) the present values of all remaining scheduled payments of such principal amount or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment Date) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment
Banker over (ii) the unpaid principal amount of such Certificate.

            Manufacturer.  _____________________________, a ________
corporation.

            Maturity. With respect to any Certificate, the date on which the principal amount of such Certificate is due and payable.

            Net Present Value of Rents. The net present value, as of the Delivery Date, of Basic Rent set forth in Schedule II of the Lease, discounted at a rate per semi-annual period equal to (a) the Debt Rate as of the date of determination divided by (b) two.

            Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in Section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or (iii) any estate or trust that is subject to United States federal income taxation regardless of the source of its income.

            Obsolete Parts. Parts which the Lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

            Officer's Certificate means a certificate signed by a Responsible Officer of the Owner Trustee or the Lessee, as the case may be, delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 15.07.

            Operative Agreements. The Participation Agreement, the Trust Agreement, the Bills of Sale, the Lease, the Lease Supplement, the Certificates outstanding at the time of reference, the Indenture, the Indenture and Security Agreement Supplement, the Consent and Agreement, the Purchase Agreement Assignment, the Engine Consent and Agreement, the Pass Through Agreement and the Tax Indemnity Agreement, each as amended from time to time.

            Opinion of Counsel means a written opinion of legal counsel, who in the case of counsel (a) for the Lessee may be (i) an attorney employed by the Lessee who is generally empowered to deliver such written opinions, (ii) Davis Polk & Wardwell or a successor firm or (iii) other counsel designated by the Lessee and reasonably satisfactory to the Indenture Trustee, (b) for the Owner Trustee, may be (i) Potter Anderson & Corroon or (ii) other counsel designated by the Owner Trustee and reasonably satisfactory to the Indenture Trustee and (c) for the Indenture Trustee, may be (i) Powell, Goldstein, Frazer & Murphy or (ii) other counsel designated by the Indenture Trustee.

            Owner Participant.  ____________________________, a __________
corporation, and any successor thereto, and any person to which Owner Participant transfers, in accordance with the Trust Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

            Owner Trustee. __________ Trust Company, a ________ banking corporation, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and assigns.

            Owner's Economic Return. The Owner Participant's anticipated after-tax yield and aggregate after-tax cash flow during the Interim Term and the Basic Term utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3.04 of the Lease.

            Participation Agreement. The Participation Agreement, dated as of ___________, 199_ among the Lessee, the Owner Trustee not in its individual capacity except as otherwise expressly stated therein, but solely as trustee, the Owner Participant, the Pass Through Trustee, solely as pass through trustee, and the Indenture Trustee in its individual capacity and as trustee as amended, modified or supplemented, or the terms thereof waived.

            Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and, so long as title thereto shall remain vested in the Lessor in accordance with the terms of Article 8 of the Lease, after removal from the Airframe or Engines.

            Pass Through Agreement. The Pass Through Trust Agreement dated as of ___________, 199_ between the Lessee and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

            Pass Through Certificates. Any of the 199_ Pass Through Certificates, Series ___ or 199_ Pass Through Certificates, Series ___, in each case as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

            Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriter pursuant to the Underwriting Agreements takes place.

            Pass Through Trust. The Federal Express Pass Through Trust, 199_-____ or Federal Express Pass Through Trust 199_-_, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass Through Trusts" means both of such Pass Through Trusts.

            Pass Through Trustee. ________________, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and assigns as Pass Through Trustee thereunder.

            Past Due Rate. At any time a rate of interest per annum equal to __% per annum plus the Debt Rate.

            Paying Agent has the meaning set forth in Section 3.04 of the Indenture.

            Payment Date. Each _______ and ___________, commencing _____________, 199_, thereafter until all Certificates have been paid in full.

            Payment Default. Any event specified in Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

            Permitted Investments. Those investments enumerated in Section 23.01(a ) (i), (ii), (iii) and (iv) of the Lease.

            Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

            Prepayment Date. The meaning specified in Section 6.02 of the Indenture.

            Prepayment Price. The meaning specified in Section 6.02(b) of the Indenture.

            Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

            Purchase Agreement. The Purchase Agreement, dated as of _____________, between the Manufacturer and the Lessee relating to the purchase by the Lessee of the Aircraft, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Aircraft.

            Purchase Agreement Assignment. The Purchase Agreement Assignment dated as of _____, executed by the Lessee and the Owner Trustee.

            Purchase Option Date.  ______________________.

            Purchase Option Price. The amount to be paid by Lessee to Lessor on the Purchase Option Date pursuant to Section 4.02(a)(B) of the Lease, which amount is set forth in the Appraisal.

            Purchase Price. Has the meaning specified in Section 2.01(b) of the Participation Agreement.

            Record Date. As used with respect to any Interest Payment Date (except a date for payment for defaulted interest), __________ for __________ Interest Payment Dates and _________ for ____________ Interest Payment Dates, whether or not such date is a Business Day.

            Recourse Amount. Has the meaning specified in Section 14.10 of the Participation Agreement.

            Refinancing. A non-recourse loan to the Lessor arranged pursuant to Section 14.01 of the Participation Agreement.

            Register has the meaning set forth in Section 3.02 of the Indenture.

            Registered Global Certificate. The Equipment Trust Certificate, if any, issued to the Depository in accordance with Section 2.12 of the Indenture and bearing the legend prescribed in Exhibit B to the Indenture.

            Registrar. Has the meaning set forth in Section 3.02 of the Indenture.

            Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

            Renewal Term. Any of the Fixed Renewal Terms or Fair Market Renewal Terms which immediately follow the end of the Basic Term with respect to which the Lessee has exercised its option to renew the Lease pursuant to
Section 4.01(a) thereof.

            Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental Rent, collectively.

            Rent Payment Date. Each _________ and __________, commencing ___________, 199_, and continuing thereafter during the Term.

            Replacement Engine.  A ______________________ ______ engine (or an engine of the same or another manufacturer of the same or of equal or greater value, and utility), which shall have been substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03, 11.03 11.04, or 12.02 of the Lease and leased pursuant to the Lease, together with all Parts relating to such engine.

            Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

            Scheduled Delivery Date. The Delivery Date specified in the Delivery Notice pursuant to Section 3.01 of the Participation Agreement.

            Securities Act.  The Securities Act of 1933, as amended.

            SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

            Series Supplement. The Series Supplement 199_-_ to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 199_-_ to be executed and delivered by the Lessee and the Pass Through
Trustee, in each case as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both of such Series Supplements.

            Significant Expenditure. Has the meaning specified in Section 4.02(a)(D) of the Lease.

            Sinking Fund Payment Date.  __________________

            Sinking Fund Payment Price.  _________________

            Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

            Specified Investments. Shall mean (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's Ratings Group and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve Systems arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $500 million.

            Stipulated Loss Value. As of any Stipulated Loss Value Determination Date during the Basic Term, the amount determined by multiplying the Purchase Price by the percentage set forth in Schedule III of the Lease under the heading "Stipulated Loss Value Factors" opposite such date (as such Schedule III may be adjusted from time to time as provided in Section 3.04 of the Lease), and during any Renewal Term, the amount determined pursuant to
Section 4.01(b) of the Lease. Notwithstanding any other provisions of the Lease or the Participation Agreement or the Indenture, each Stipulated Loss Value for the Aircraft shall be, under any circumstances and in any event, an amount, together with Basic Rent due and owing through the date of payment of Stipulation Loss Value, at least sufficient to pay in full as of such date of payment the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment.

            Stipulated Loss Value Determination Date.  Each date set forth on
Schedule III of the Lease under the heading "Stipulated Loss Value Factors."

            Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Ancillary Agreement to the Lessor or others, including, without limitation, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and any other amounts due on the Certificates pursuant to the Indenture, and all amounts required to be paid by Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement, but excluding Basic Rent or the Fixed Renewal Rental.

            Tax. Shall have the meaning set forth in Section 7.01(a) of the Participation Agreement.

            Tax Indemnity Agreement. The Tax Indemnity Agreement, dated as of ___________, 199_, between the Lessee and the Owner Participant, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

            Term. The Interim Term and the Basic Term of the lease for the Aircraft under the Lease and, if renewed pursuant to Section 4.01 of the Lease, each Renewal Term for the Aircraft for which the Lease is renewed, or such earlier date on which the Lease is terminated pursuant to its terms.

            Termination Date. A Rent Payment Date during the Basic Term that is on or after _________________.

            Termination Value. As of any Termination Date, the amount determined by multiplying the Purchase Price by the percentage set forth in
Schedule IV of the Lease under the heading "Termination Value Factors" opposite such Termination Date (as such Schedule IV may be adjusted from time to time as provided in Section 3.04 of the Lease). Notwithstanding any other provisions of the Lease, the Participation Agreement or the Indenture, each Termination Value shall be, under any circumstances and in any event, an amount, together with Basic Rent due and owing through the date of payment of any amount calculated by reference to Termination Value, at least sufficient to pay in full as of such date of payment of the aggregate unpaid principal amount of and accrued interest on the Certificates outstanding on such date of payment.

            Transaction Costs. All of the documented costs and expenses incurred by the Lessee, the Owner Trustee, the Underwriters, the Indenture Trustee and the Participants as contemplated by Section 9.01(a) of the Participation Agreement.

            "Treasury Yield". (i) In the case of a Certificate having a Maturity within one year after the Prepayment Date the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Certificate and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the bid price as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date.

            Trust Agreement. The Trust Agreement, dated as of _________, 1992, between the Owner Participant and the Owner Trustee in its individual capacity, as from time to time modified, amended or supplemented pursuant to its applicable provisions and in accordance with the Operative Agreements.

            Trust Company. __________ Trust Company, a ________ banking corporation, in its individual capacity and not as Owner Trustee, and its successors under the Trust Agreement, in their respective individual capacities and not as Owner Trustees.

            [Trust Indenture Act. Except as otherwise provided in Section 4.04, 13.01 and 13.08 of the Indenture, the Trust Indenture Act of 1939, as amended, as in force on the date that the Indenture was first qualified under such Act.](2)

- ----------------
(2) To be added in the case of a qualified Indenture.

            Trust Indenture Estate. The property, rights and privileges described in the Granting Clause of the Indenture, other than (i) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity Agreement, all as provided in the Indenture, and (ii) rights granted to the Owner Trustee or the Owner Participant under the Indenture, including without limitation Sections 2.05, 7.02, 8.01, 8.02, 8.03, 13.01 and 13.02 thereof.

            Underwriters.  __________________.

            Underwriting Agreement. The agreement among the Lessee and the several Underwriters dated __________, 199_, relating to the purchase by such Underwriters of the Pass Through Certificates.

            United States or US.  The United States of America.

            U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.


                                 SCHEDULE III

                            PERMITTED COUNTRY LIST

Argentina                              Luxembourg
Australia                              Malaysia
Austria                                Malta
Bahamas                                Mexico
Barbados                               Netherlands
Belgium                                New Zealand
Brazil                                 Norway
British Virgin Islands                 Peoples Republic of China
Canada                                 Portugal
Cayman Islands                         Republic of China (Taiwan)
Denmark                                Singapore
Egypt                                  South Korea
Finland                                Spain
France                                 Sweden
Germany                                Switzerland
Greece                                 Thailand
Grenada                                Trinidad & Tabago
Hong Kong                              United Kingdom
Iceland
Indonesia
Ireland
Italy
Jamaica
Japan

                                  SCHEDULE IV

                        PASS THROUGH TRUST INFORMATION


1. Federal Express Corporation Pass Through Trust, 199_-__
   Federal Express Corporation Trust No. N_____

   Interest Rate:    ____%
   Maturity:         ________________
   Principal Amount: $_____________


2. Federal Express Corporation Pass Through Trust, 199_-__
   Federal Express Corporation Trust No. N_____

   Interest Rate:    ____%
   Maturity:         ________________
   Principal Amount: $_____________



                                                            EXHIBIT A(1)(a)(i)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                          Opinion of Lessee's Counsel
                          (Certificate Closing Date)


                                                           EXHIBIT A(1)(a)(ii)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                          Opinion of Lessee's Counsel
                                (Delivery Date)


                                                            EXHIBIT A(1)(b)(i)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                      Opinion of Lessee's Special Counsel
                          (Certificate Closing Date)


                                                           EXHIBIT A(1)(b)(ii)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                      Opinion of Lessee's Special Counsel
                                (Delivery Date)


                                                               EXHIBIT A(2)(a)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                Opinion of Owner Participant's Special Counsel


                                                               EXHIBIT A(2)(b)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                    Opinion of Owner Participant's Counsel


                                                                  EXHIBIT A(3)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                    Opinion of Indenture Trustee's Counsel


                                                                  EXHIBIT A(4)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                   Opinion of Pass Through Trustee's Counsel


                                                               EXHIBIT A(5)(a)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                      Opinion of Owner Trustee's Counsel
                          (Certificate Closing Date)


                                                               EXHIBIT A(5)(b)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                      Opinion of Owner Trustee's Counsel
                                (Delivery Date)


                                                                  EXHIBIT A(6)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                   Opinion of Engine Manufacturer's Counsel


                                                                  EXHIBIT A(7)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                       Opinion of Manufacturer's Counsel


                                                                  EXHIBIT A(8)
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                      Opinion of Special Aviation Counsel


                                                                     EXHIBIT B
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                            Form of Lease Agreement


                                                                     EXHIBIT C
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                               Form of Indenture


                                                                     EXHIBIT D
                                                                            TO
                                                       PARTICIPATION AGREEMENT


                            Form of Trust Agreement


                                                                     EXHIBIT E
                                                                            TO
                                                       PARTICIPATION AGREEMENT


    Form of Purchase Agreement Assignment, Consent and Agreement and Engine
                             Consent and Agreement